Exhibit 10.1

Execution Version

AMENDMENT NO. 9

AMENDMENT NO. 9, dated as of October 2, 2019 (this “Agreement”), to the Credit Agreement dated as of September 7, 2012, as amended prior to the date hereof (as so amended, the “Credit Agreement”), among D.R. HORTON, INC., a Delaware corporation (the “Borrower”), MIZUHO BANK, LTD., as successor administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Credit Agreement has previously been amended on November 1, 2012, August 8, 2013, August 22, 2014, June 18, 2015, August 26, 2015, September 25, 2017, September 25, 2018 and February 15, 2019;

WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto (including the Additional Lenders) desire to extend the Revolving Credit Facility Termination Date in respect of certain of the Revolving Credit Commitments under the Credit Agreement to October 2, 2024 (the “Revolving Credit Commitment Extension”);

WHEREAS, the Borrower has requested, and the Additional Lenders have agreed to provide, additional Revolving Credit Commitments in the aggregate amount of $265,000,000 (the “Additional Commitments”), which Additional Commitments shall increase the Aggregate Revolving Credit Commitment under the Credit Agreement to $1,590,000,000 pursuant to Section 2.18 of the Credit Agreement (the “Facility Increase”);

WHEREAS, Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Citibank, N.A. and U.S. Bank National Association are acting as joint lead arrangers and joint bookrunners (in such capacity, the “Lead Arrangers”), JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. are acting as co-syndication agents, Citibank, N.A. and U.S. Bank National Association are acting as co-documentation agents, and Bank of America, N.A., PNC Bank, National Association, The Toronto-Dominion Bank, New York Branch, Branch Banking and Trust Company and SunTrust Bank are acting as managing agents, in each case, in connection with the Revolving Credit Commitment Extension and Facility Increase; and

WHEREAS, the parties hereto wish to make certain other amendments authorized by Section 9.2 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is hereby amended as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto.

(b) The Pricing Schedule of the Credit Agreement is hereby replaced with the Pricing Schedule hereto.

(c) Schedule 1 of the Credit Agreement is hereby replaced with Schedule 1 hereto.

(d) Schedule 4 of the Credit Agreement is hereby replaced with Schedule 4 hereto.

(e) Schedule 6 hereto is added as Schedule 6 to the Credit Agreement.

Section 2. Representations and Warranties. The Loan Parties represent and warrant as of the date hereof and the Amendment Effective Date (before and after giving effect to this Agreement) that:

(a) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on the date hereof and the Amendment Effective Date (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects); and

(b) no Default or Unmatured Default (i) has occurred and is continuing on the date hereof or the Amendment Effective Date or (ii) exists or would exist after giving effect to the Facility Increase.

Section 3. Conditions to Effectiveness. This Agreement, the Additional Commitments and the Revolving Credit Commitment Extension shall become effective on the date (such date, the “Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a) Certain Documents. The Administrative Agent shall have received on or prior to the Amendment Effective Date each of the following, each dated the Amendment Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

(i) this Agreement executed by each Lender (including each Additional Lender), the Loan Parties and the Administrative Agent;

(ii) certified copies of resolutions of the board of directors of each Loan Party approving the execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith;

(iii) the articles of incorporation, by-laws, certificate of good standing, incumbency certificate and officer’s certificate of the Borrower described in Section 5.1(i), (ii) and (iii) of the Credit Agreement;

(iv) a bring-down certificate of each other Loan Party confirming the certificates and the attachments thereto described in Section 5.1(iv), (v) and (vi) of the Credit Agreement and delivered on the Closing Date remain true and correct as if made and delivered on the Amendment Effective Date;

(v) a certificate (1) signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the Amendment Effective Date, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) and (2) of an Authorized Officer of the Borrower to the effect that each of the conditions set forth in this Section 3 are satisfied;

(vi) opinions of the Borrower’s internal and external counsel substantially similar to the opinions delivered on September 25, 2018 in connection with Amendment No. 7, in form and substance reasonably satisfactory to the Administrative Agent;

(vii) a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the current fiscal year, pursuant to Section 7.1(iii) of the Credit Agreement; and

(viii) if requested by any Additional Lender, a Note payable to the order of such Additional Lender.

(b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent:

(i) for the account of the Administrative Agent, the Lead Arrangers and the Lenders (including any Additional Lender), as applicable, all fees and expenses (including reasonable fees and expenses of one counsel to the Administrative Agent) due and payable on or before the Amendment Effective Date and, in the case of expenses, invoiced at least two Business Days prior to the Amendment Effective Date;

(ii) for the ratable account of the Revolving Credit Lenders (other than any Defaulting Lender), the accrued and unpaid Undrawn Fee and Letter of Credit Fee as of the Amendment Effective Date; and

(iii) for the account of the applicable Issuing Banks, the accrued and unpaid fronting fees pursuant to Section 4.7(b) of the Credit Agreement as of the Amendment Effective Date.

Section 4. Expenses; Indemnification. The Borrower confirms that Section 10.6 of the Credit Agreement applies to this Agreement and the transactions contemplated hereby for the benefit of the Administrative Agent and the Lead Arrangers.

Section 5. Waiver. The Lenders party hereto waive the requirement in clause (i) of Section 2.18(b) of the Credit Agreement for the Borrower and each Additional Lender to execute and deliver a Commitment and Acceptance in connection with a Facility Increase.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Agreement. Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Agreement and the Credit Agreement shall be read together and construed as a single instrument; provided, however, that nothing herein shall be interpreted to change the date of the Credit Agreement. This Agreement shall constitute a Loan Document.

Section 10. Acknowledgement and Affirmation. Each of the Borrower and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Agreement, the Additional Commitments and the Revolving Credit Commitment Extension, its obligations under the Loan Documents (including Guaranty Agreements (as defined in the Credit Agreement)) executed by the Borrower and/or such Guarantor and (iii) after giving effect to this Agreement, the Additional Commitments and the Revolving Credit Commitment Extension, acknowledges renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 11. Issuing Bank Consent. Each Lender that is an Issuing Bank, by execution of this Agreement, consents to this Agreement in its capacity as Issuing Bank.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

:

[Amendment No. 9 to D.R. Horton Credit Agreement]

C. Richard Dobson Builders, Inc.

CH Investments of Texas, Inc.

CHI Construction Company

CHTEX of Texas, Inc.

Continental Homes, Inc.

Continental Homes of Texas, L.P.

Continental Residential, Inc.

D.R. Horton – Colorado, LLC

D.R. Horton – CHAustin, LLC

D.R. Horton – Crown, LLC

D.R. Horton – Emerald, Ltd.

D.R. Horton – Georgia, LLC

D.R. Horton – Indiana, LLC

D.R. Horton – Permian, LLC

D.R. Horton – Regent, LLC

D.R. Horton – Schuler Homes, LLC

D.R. Horton – Texas, Ltd.

D.R. Horton – WPH, LLC

D.R. Horton, Inc. – Birmingham

D.R. Horton, Inc. – Chicago

D.R. Horton, Inc. – Dietz-Crane

D.R. Horton, Inc. – Greensboro

D.R. Horton, Inc. – Gulf Coast

D.R. Horton, Inc. – Huntsville

D.R. Horton, Inc. – Jacksonville

D.R. Horton, Inc. – Louisville

D.R. Horton, Inc. – Midwest

D.R. Horton, Inc. – Minnesota

D.R. Horton, Inc. – New Jersey

D.R. Horton, Inc. – Portland

D.R. Horton, Inc. – Torrey

D.R. Horton BAY, Inc.

D.R. Horton CA2, Inc.

D.R. Horton CA3, Inc.

D.R. Horton CA4, LLC

D.R. Horton Cruces Construction, Inc.

D.R. Horton LA North, Inc.

D.R. Horton Los Angeles Holding Company, Inc.

D.R. Horton Management Company, Ltd.

D.R. Horton Materials, Inc.

D.R. Horton Serenity Construction, LLC

D.R. Horton VEN, Inc.

DRH Cambridge Homes, LLC

DRH Construction, Inc.

DRH Regrem VII, LP

DRH Regrem XII, LP

DRH Regrem XIV, Inc.

DRH Regrem XV, Inc.

DRH Regrem XVI, Inc.

DRH Regrem XVII, Inc.

DRH Regrem XVIII, Inc.

DRH Regrem XIX, Inc.

DRH Regrem XX, Inc.

DRH Regrem XXI, Inc.

DRH Regrem XXII, Inc.

DRH Regrem XXIII, Inc.

DRH Regrem XXIV, Inc.

DRH Regrem XXV, Inc.

Walker Drive, LLC

D.R. Horton – Iowa, LLC

D.R. Horton – Highland, LLC

D.R. Horton – Terramor, LLC

DRH Southwest Construction, Inc.

DRH Tucson Construction, Inc.

HPH Homebuilders 2000 L.P.

KDB Homes, Inc.

Lexington Homes – DRH, LLC

Meadows I, Ltd.

Meadows II, Ltd.

Meadows VIII, Ltd.

Meadows IX, Inc.

Meadows X, Inc.

Melody Homes, Inc.

Pacific Ridge – DRH, LLC

Schuler Homes of Arizona LLC

Schuler Homes of California, Inc.

Schuler Homes of Oregon, Inc.

Schuler Homes of Washington, Inc.

SGS Communities at Grande Quay L.L.C.

SHA Construction LLC

SHLR of California, Inc.

SHLR of Nevada, Inc.

SHLR of Washington, Inc.

SRHI LLC

SSHI LLC

Vertical Construction Corporation

Western Pacific Housing – Antigua, LLC

Western Pacific Housing – Broadway, LLC

Western Pacific Housing – Canyon Park, LLC

Western Pacific Housing – Carrillo, LLC

Western Pacific Housing – Communications Hill, LLC

Western Pacific Housing – Copper Canyon, LLC

Western Pacific Housing – Creekside, LLC

Western Pacific Housing – Lomas Verdes, LLC

Western Pacific Housing – McGonigle Canyon, LLC

Western Pacific Housing – Mountaingate, L.P.

Western Pacific Housing – Norco Estates, LLC

Western Pacific Housing – Pacific Park II, LLC

Western Pacific Housing – Park Avenue East, LLC

Western Pacific Housing – Park Avenue West, LLC

Western Pacific Housing – Playa Vista, LLC

Western Pacific Housing – River Ridge, LLC

Western Pacific Housing – Terra Bay Duets, LLC

Western Pacific Housing – Torrey Meadows, LLC

Western Pacific Housing – Torrey Village Center, LLC

Western Pacific Housing – Windemere, LLC

Western Pacific Housing, Inc.

Western Pacific Housing Management, Inc.

WPH-Camino Ruiz, LLC

By:	/s/ Bill W. Wheat
Name: Bill W. Wheat
Title: Authorized Officer

[Amendment No. 9 to D.R. Horton Credit Agreement]

MIZUHO BANK, LTD. as Administrative Agent, Issuing Bank and Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

[Amendment No. 9 to D.R. Horton Credit Agreement]

JPMORGAN CHASE BANK, N.A,
as Lender

By:	/s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

If a second signature block is required:

By:
Name:
Title:

[D.R. Horton – Amendment No. 9]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Elena Bennett
Name: Elena Bennett
Title: Senior Vice President

[D.R. Horton – Amendment No. 9]

CITIBANK, N.A.,
as Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[D.R. Horton – Amendment No. 9]

U.S. Bank National Association,
as Lender

By:	/s/ Greg N. Kaye
Name: Greg N. Kaye
Title: Senior Vice President

If a second signature block is required:

By:
Name:
Title:

[D.R. Horton – Amendment No. 9]

Bank of America, N.A.,
as Lender

By:	/s/ Michael J. Kauffman
Name: Michael J. Kauffman
Title: Vice President

[D.R. Horton – Amendment No. 9]

PNC Bank, National Association,
as Lender

By:	/s/ J. Richard Litton
Name: J. Richard Litton
Title: Senior Vice President

[D.R. Horton – Amendment No. 9]

THE TORONTO-DOMINION BANK, NEW
YORK BRANCH, as Lender

By:	/s/ Michael Borowiecki
Name: Michael Borowiecki
Title: Authorized Signatory

[D.R. Horton – Amendment No. 9]

Branch Banking and Trust Company, as Lender

By:	/s/ Jim C. Wright
Name: Jim C. Wright
Title: Vice President

[D.R. Horton – Amendment No. 9]

SunTrust Bank,
as Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

If a second signature block is required:

By:
Name:
Title:

[D.R. Horton – Amendment No. 9]

BANK OF THE WEST, as a Lender

By:	/s/ Annette Connell
Name: Annette Connell
Title: Vice President

[Amendment No. 9 to D.R. Horton Credit Agreement]

Citizens Bank, N.A.,
as a Lender

By:	/s/ Karmyn Paul
Name: Karmyn Paul
Title: Vice President

[Amendment No. 9 to D.R. Horton Credit Agreement]

COMERICA BANK,
as Lender

By:	/s/ Casey L. Stevenson
Name: Casey L. Stevenson
Title: Vice President

[D.R. Horton – Amendment No. 9]

First Hawaiian Bank, as Lender

By:	/s/ Todd T. Nitta
Name: Todd T. Nitta
Title: Senior Vice President

If a second signature block is required:

By:
Name:
Title:

[D.R. Horton – Amendment No. 9]

Regions Bank ,
as a Lender

By:	/s/ Randall S. Reid
	Name:	Randall S. Reid
	Title:	Senior Vice President

If a second signature is required:

By:
Name:
Title:

[Amendment No. 9 to D.R. Horton Credit Agreement]

Texas Capital Bank, National Association, as Lender

By:	/s/ Daniel McClurkin
Name: Daniel McClurkin
Title: Senior Vice President

[D.R. Horton – Amendment No. 9]

PRICING SCHEDULE

SERIES A REVOLVING CREDIT FACILITY

	Level I	Level II	Level III	Level IV	Level V
Leverage Ratio	< 0.20x	> 0.20x and < 0.35x	> 0.35x and < 0.50x	> 0.50x and < 1.00x	>1.00x
Applicable Eurodollar Margin	1.00%	1.125%	1.25%	1.50%	1.75%
Applicable Base Rate Margin	0.00%	0.125%	0.25%	0.50%	0.75%
Applicable Fee Rate	0.125%	0.15%	0.175%	0.20%	0.25%

SERIES B REVOLVING CREDIT FACILITY

N/A

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.4 or Section 7.1(i) or (ii).

“Level” means the level (whether I, II, III, IV, or V) in the foregoing table that corresponds to an applicable item in any other column in the foregoing table. For purposes of comparing Levels, Level I is referred to as the lowest Level and Level V as the highest Level.

“Pricing Level” means, with respect to each Applicable Rate, at any date, the Level in the foregoing table that corresponds to the current Level of the Leverage Ratio.

Each Applicable Rate shall be determined in accordance with the foregoing table based on the then current Pricing Level; provided that prior to the delivery of the first Compliance Certificate after the Amendment No. 9 Effective Date under Section 7.1(iv), the Pricing Level will be at Level I. Adjustments, if any, in each Applicable Rate resulting from a change in the Leverage Ratio shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 7.1, then, until five (5) days after such Financials are so delivered, each Applicable Rate shall be at the highest Pricing Level set forth in the foregoing table.

SCHEDULE 1

LENDERS AND COMMITMENTS

Series A Revolving Credit Lender	Series A Revolving Credit Commitments
Mizuho Bank, Ltd.
JPMorgan Chase Bank, N.A.
Wells Fargo Bank, N.A.
Citibank, N.A.
U.S. Bank National Association
Bank of America, N.A.
PNC Bank, National Association
The Toronto-Dominion Bank, New York Branch
Branch Banking and Trust Company
SunTrust Bank
Bank of the West
Citizens Bank, N.A.
Comerica Bank
First Hawaiian Bank
Regions Bank
Texas Capital Bank, National Association
Subtotal:	$1,590,000,000

Series B Revolving Credit Lender	Series B Revolving Credit Commitments
None	N/A
TOTAL:	$1,590,000,000

SCHEDULE 4

GUARANTORS

Legal Name	Jurisdiction of Formation
C. Richard Dobson Builders, Inc.	VA
CH Investments of Texas, Inc.	DE
CHI Construction Company	AZ
CHTEX of Texas, Inc.	DE
Continental Homes, Inc.	DE
Continental Homes of Texas, L.P.	TX
Continental Residential, Inc.	CA
D.R. Horton – Colorado, LLC[1]	DE
D.R. Horton – CHAustin, LLC[2]	DE
D.R. Horton – Crown, LLC	DE
D.R. Horton – Emerald, Ltd.	TX
D.R. Horton – Georgia, LLC	DE
D.R. Horton – Indiana, LLC[3]	DE
D.R. Horton – Permian, LLC[4]	DE
D.R. Horton – Regent, LLC	DE
D.R. Horton – Schuler Homes, LLC	DE
D.R. Horton – Texas, Ltd.	TX
D.R. Horton – WPH, LLC	DE
D.R. Horton, Inc. – Birmingham	AL
D.R. Horton, Inc. – Chicago	DE
D.R. Horton, Inc. – Dietz-Crane	DE
D.R. Horton, Inc. – Greensboro	DE
D.R. Horton, Inc. – Gulf Coast	DE
D.R. Horton, Inc. – Huntsville	DE
D.R. Horton, Inc. – Jacksonville	DE
D.R. Horton, Inc. – Louisville	DE

[1]	Formerly known as DRH Regrem XXXV, LLC
[2]	Formerly known as DRH Regrem XXXII, LLC
[3]	Formerly known as DRH Regrem XXXVI, LLC
[4]	Formerly known as DRH Regrem XXXIII, LLC

Legal Name	Jurisdiction of Formation
D.R. Horton, Inc. – Midwest[5]	CA
D.R. Horton, Inc. – Minnesota	DE
D.R. Horton, Inc. – New Jersey	DE
D.R. Horton, Inc. – Portland	DE
D.R. Horton, Inc. – Torrey	DE
D.R. Horton BAY, Inc.	DE
D.R. Horton CA2, Inc.	CA
D.R. Horton CA3, Inc.	DE
D.R. Horton CA4, LLC	DE
D.R. Horton Cruces Construction, Inc.	DE
D.R. Horton LA North, Inc.	DE
D.R. Horton Los Angeles Holding Company, Inc.	CA
D.R. Horton Management Company, Ltd.	TX
D.R. Horton Materials, Inc.	DE
D.R. Horton Serenity Construction, LLC	DE
D.R. Horton VEN Inc.	CA
DRH Cambridge Homes, LLC	DE
DRH Construction, Inc.	DE
DRH Regrem VII, LP	TX
DRH Regrem XII, LP	TX
DRH Regrem XIV, Inc.	DE
DRH Regrem XV, Inc.	DE
DRH Regrem XVI, Inc.	DE
DRH Regrem XVII, Inc.	DE
DRH Regrem XVIII, Inc.	DE
DRH Regrem XIX, Inc.	DE
DRH Regrem XX, Inc.	DE
DRH Regrem XXI, Inc.	DE
DRH Regrem XXII, Inc.	DE
DRH Regrem XXIII, Inc.	DE
DRH Regrem XXIV, Inc.	DE
DRH Regrem XXV, Inc.	DE
Walker Drive, LLC	DE
D.R. Horton - Iowa, LLC	DE

[5]	Formerly known as DRH Cambridge Homes, Inc.

Legal Name	Jurisdiction of Formation
D.R. Horton - Highland, LLC	DE
D.R. Horton - Terramor, LLC	DE
DRH Southwest Construction, Inc.	CA
DRH Tucson Construction, Inc.	DE
HPH Homebuilders 2000 L.P.	CA
KDB Homes, Inc.	DE
Lexington Homes – DRH, LLC[6]	DE
Meadows I, Ltd.	DE
Meadows II, Ltd.	DE
Meadows VIII, Ltd.	DE
Meadows IX, Inc.	NJ
Meadows X, Inc.	NJ
Melody Homes, Inc.	DE
Pacific Ridge – DRH, LLC	DE
Schuler Homes of Arizona LLC	DE
Schuler Homes of California, Inc.	CA
Schuler Homes of Oregon, Inc.	OR
Schuler Homes of Washington, Inc.	WA
SGS Communities at Grande Quay L.L.C.	NJ
SHA Construction LLC	DE
SHLR of California, Inc.	CA
SHLR of Nevada, Inc.	NV
SHLR of Washington, Inc.	WA
SRHI LLC	DE
SSHI LLC	DE
Vertical Construction Corporation	DE
Western Pacific Housing-Antigua, LLC	DE
Western Pacific Housing-Broadway, LLC	DE
Western Pacific Housing-Canyon Park, LLC	DE
Western Pacific Housing-Carrillo, LLC	DE
Western Pacific Housing-Communications Hill, LLC	DE
Western Pacific Housing-Copper Canyon, LLC	DE
Western Pacific Housing-Creekside, LLC	DE
Western Pacific Housing-Lomas Verdes, LLC	DE

[6]	Formerly known as DRH Regrem XXXIV, LLC

Legal Name	Jurisdiction of Formation
Western Pacific Housing-McGonigle Canyon, LLC	DE
Western Pacific Housing-Mountaingate, L.P.	CA
Western Pacific Housing-Norco Estates, LLC	DE
Western Pacific Housing-Pacific Park II, LLC	DE
Western Pacific Housing-Park Avenue East, LLC	DE
Western Pacific Housing-Park Avenue West, LLC	DE
Western Pacific Housing-Playa Vista, LLC	DE
Western Pacific Housing-River Ridge, LLC	DE
Western Pacific Housing-Terra Bay Duets, LLC	DE
Western Pacific Housing-Torrey Meadows, LLC	DE
Western Pacific Housing-Torrey Village Center, LLC	DE
Western Pacific Housing-Windemere, LLC	DE
Western Pacific Housing, Inc.	DE
Western Pacific Housing Management, Inc.	CA
WPH-Camino Ruiz, LLC	DE

EXHIBIT A

AMENDED CREDIT AGREEMENT

Exhibit A to Amendment No. 9

CREDIT AGREEMENT

by and among

D.R. HORTON, INC.,

and

THE LENDERS PARTY HERETO

and

MIZUHO BANK, LTD.,

as Administrative Agent

Dated as of September 7, 2012,

As amended as of October 2, 2019

CITIGROUP GLOBAL MARKETS INC.

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.,

U.S. BANK NATIONAL ASSOCIATION,

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

CITIBANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

i

2.11.	Noteless Agreement; Evidence of Indebtedness	42
2.12.	Telephonic Notices	43
2.13.	Interest Payment Dates; Interest and Fee Basis	43
2.14.	Notification of Revolving Credit Advances, Interest Rates, Prepayments and Aggregate Revolving Credit Commitment Reductions	44
2.15.	Lending Installations	44
2.16.	Non-Receipt of Funds by the Administrative Agent	44
2.17.	Extension of Revolving Credit Facility Termination Dates and Maturity Dates	44
2.18.	Facility Increase	46
2.19.	[Reserved]	48
2.20.	Mitigation Obligations; Replacement of a Lender	48
2.21.	Termination of Revolving Credit Commitment of Revolving Credit Declining Lender or Non-Consenting Lender	49
2.22.	Defaulting Lenders	49

ARTICLE III INCREASED COSTS; TAXES

3.1.	Increased Costs Generally	52
3.2.	Capital Adequacy	52
3.3.	Certificates for Reimbursement	52
3.4.	Delay in Requests	53
3.5.	Availability of Certain Advances; Illegality	53
3.6.	Funding Indemnification	54
3.7.	Taxes	54

ARTICLE IV THE LETTER OF CREDIT FACILITY

4.1.	Letters of Credit	57
4.2.	Limitations	57
4.3.	Conditions	59
4.4.	Procedure for Issuance of Letters of Credit	59
4.5.	Duties of Issuing Bank	60
4.6.	Participation; Reimbursement	60
4.7.	Compensation for Letters of Credit	62
4.8.	Issuing Bank Reporting Requirements	63
4.9.	Indemnification; Nature of Issuing Bank’s Duties	63
4.10.	Cash Collateralization.	64
4.11.	No Obligation	65
4.12.	Alternative Letters of Credit	65
4.13.	Additional Provisions Regarding Issuance and Amendment of Letters of Credit	66
4.14.	Applicability of ISP and UCP	66
4.15.	Letters of Credit Issued for Subsidiaries	66

ARTICLE V CONDITIONS PRECEDENT

5.1.	Closing Conditions	67
5.2.	Each Advance	68

ARTICLE VI REPRESENTATIONS AND WARRANTIES

6.1.	Existence and Standing		68
6.2.	Authorization and Validity		68
6.3.	No Conflict Consent		69
6.4.	Financial Statements		69
6.5.	Material Adverse Change		69
6.6.	Taxes		69
6.7.	Litigation		69
6.8.	Subsidiaries		70
6.9.	Accuracy of Information		70
6.10.	Regulation U		70
6.11.	Material Agreements		70
6.12.	Compliance with Laws		70
6.13.	Ownership of Inventory		70
6.14.	ERISA		70
	6.14.1.	Plan Assets; Prohibited Transactions	70
	6.14.2.	Liabilities	71
	6.14.3.	Plans and Benefit Arrangements	71
6.15.	Investment Company Act		72
6.16.	Insurance		72
6.17.	[Reserved]		72
6.18.	Environmental Matters		72
6.19.	Senior Debt Status		72
6.20.	Anti-Corruption Laws and Sanctions		72
6.21.	PATRIOT Act		72

ARTICLE VII COVENANTS

7.1.	Financial Reporting		73
7.2.	Use of Proceeds		74
7.3.	Notice of Default		74
7.4.	Conduct of Business		75
7.5.	Taxes		75
7.6.	Insurance		75
7.7.	Compliance with Laws		75
7.8.	Maintenance of Properties		75
7.9.	[Reserved]		75
7.10.	Mergers; Consolidations; Dissolutions		75
7.11.	Distributions, Repurchases of Stock, Etc.		77
7.12.	Disposition of Assets		77
7.13.	[Reserved]		77
7.14.	Investments		77
7.15.	Liens		77
7.16.	Additional Guarantors		77
7.17.	Release of a Guarantor		78
7.18.	Inspection and Appraisal		78
7.19.	[Reserved]		79

7.20.	[Reserved]		79
7.21.	[Reserved]		79
7.22.	Plans and Benefit Arrangements		79
7.23.	[Reserved]		80
7.24.	Compliance with Environmental Matters		80
7.25.	[Reserved]		80
7.26.	Senior Debt Status		80
7.27.	Financial Covenants		80
	7.27.1.	Leverage Ratio	80
	7.27.2.	Borrowing Base	80
7.28.	Financial Contracts		81

ARTICLE VIII DEFAULTS

ARTICLE IX ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1.	Acceleration		83
9.2.	Amendments		83
9.3.	Preservation of Rights		85

ARTICLE X GENERAL PROVISIONS

10.1.	Survival of Representations		85
10.2.	Governmental Regulation		85
10.3.	Headings		85
10.4.	Entire Agreement		85
10.5.	Several Obligations Benefits of This Agreement		85
10.6.	Expenses; Indemnification		86
10.7.	Numbers of Documents		87
10.8.	[Reserved]		87
10.9.	Severability of Provisions		87
10.10.	Nonliability of Lenders		87
10.11.	Confidentiality		88
10.12.	Nonreliance		89
10.13.	USA PATRIOT Act		89
10.14.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions		89

ARTICLE XI THE ADMINISTRATIVE AGENT

11.1.	Appointment and Authority		91
11.2.	Rights as a Lender		91
11.3.	Exculpatory Provisions		91
11.4.	Reliance by Administrative Agent		92
11.5.	Delegation of Duties		92
11.6.	Resignation of Administrative Agent		93
11.7.	Non-Reliance on Administrative Agent and Other Lenders		94

11.8.	No Other Duties, Etc.		94
11.9.	Administrative Agent May File Proofs of Claim		94
11.10.	Withholding Tax		94
11.11.	Notice of Default		95
11.12.	Administrative Agent’s Fee		95
11.13.	Delegation to Affiliates		95
11.14.	Arranger’s Responsibilities and Duties		95

ARTICLE XII SETOFF; RATABLE PAYMENTS

12.1.	Setoff		95
12.2.	Ratable Payments		96

ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1.	Participations		96
	13.1.1.	Permitted Participants; Effect	96
	13.1.2.	Voting Rights; Participant Register	97
13.2.	Assignments		97
13.3.	Dissemination of Information		100

ARTICLE XIV NOTICES

14.1.	Notices		100
14.2.	Change of Address		102

ARTICLE XV COUNTERPARTS

15.1.	Counterparts; Integration; Effectiveness		102
15.2.	Electronic Execution of Assignments		102

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1.	GOVERNING LAW		102
16.2.	CONSENT TO JURISDICTION		103
16.3.	WAIVER OF JURY TRIAL		103
16.4.	WAIVER OF VENUE		103
16.5.	SERVICE OF PROCESS		103
16.6.	ERISA		104

v

EXHIBITS AND SCHEDULES

Pricing Schedule

Exhibit A	Form of Revolving Credit Note

Exhibit B	[Reserved]

Exhibit C	Form of Commitment and Acceptance

Exhibit D	Form of Assignment and Assumption

Exhibit E	Form of U.S. Tax Compliance Certificate

Exhibit F	Form of Borrowing Notice

Exhibit G	Form of Rate Option Notice

Exhibit H	Form of Guaranty

Exhibit I	Form of Compliance Certificate

Exhibit J	Form of Inventory Summary Report

Exhibit K	Form of Competitive Bid Note

Exhibit L	Form of Competitive Bid Quote

Exhibit M	Form of Competitive Bid Quote Request

Exhibit N	Form of Invitation for Competitive Bid Quotes

Schedule 1	Lenders and Commitments

Schedule 2	Permitted Liens

Schedule 3	Litigation

Schedule 4	Guarantors

Schedule 5	Environmental Matters

Schedule 6	Existing Letters of Credit

CREDIT AGREEMENT

This Credit Agreement, dated as of September 7, 2012, as amended as of October 2, 2019, is among D.R. Horton, Inc., a Delaware corporation, the Lenders party hereto and Mizuho Bank, Ltd., as Administrative Agent (the “Administrative Agent”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree, as follows:

ARTICLE I

DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABR Advance” means an Advance consisting of ABR Loans.

“ABR Loan” means a Loan that bears interest by reference to the Alternate Base Rate.

“Absolute Rate” means, with respect to an Absolute Rate Loan made by a Revolving Credit Lender for the relevant Competitive Bid Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Revolving Credit Lender and accepted by the Borrower.

“Absolute Rate Advance” means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Revolving Credit Lenders to the Borrower at the same time and for the same Competitive Bid Interest Period.

“Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

“Absolute Rate Loan” means a Loan that bears interest at the Absolute Rate.

“Additional Lender” means a New Revolving Credit Lender (approved by the Administrative Agent and the Arranger, which approval shall not be unreasonably withheld or delayed), an existing Lender that elects, upon request by the Borrower, to issue a Revolving Credit Commitment or to increase its existing Revolving Credit Commitment, pursuant to Section 2.18, or an Incremental Term Lender.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for the relevant Eurodollar Interest Period or, with respect to the determination of clause (iii) of the definition of Alternate Base Rate, for a Eurodollar Interest Period of one month, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate. Notwithstanding anything to the contrary set forth above, in the event the rate determined pursuant to the preceding sentence shall be less than zero, then (for the avoidance of doubt) the Adjusted LIBO Rate shall be deemed to be zero for purposes of this Agreement.

“Administrative Agent” means Mizuho, in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a Revolving Credit Advance or an Incremental Term Advance.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent Parties” is defined in Section 14.1(b)

“Aggregate Available Revolving Credit” means at any time the amount by which (a) the Aggregate Revolving Credit Commitment exceeds (b) the sum of (i) the principal amount of all outstanding Revolving Credit Loans (provided that for purposes of determining the Undrawn Fee under Section 2.4 only, Revolving Credit Loans shall not include Competitive Bid Loans), plus (ii) the Letter of Credit Obligations.

“Aggregate Credit Facility Limit” means $2,500,000,000.

“Aggregate Facilities Amount” means the sum of the Aggregate Revolving Credit Commitment and the aggregate principal amount of Incremental Term Loans outstanding.

“Aggregate L/C Limit” means at and for any time of determination, 100% of the Aggregate Revolving Credit Commitments at such time or scheduled to be in effect for such time (after giving effect to the scheduled termination of the Revolving Credit Commitment of any Revolving Credit Declining Lender or any Facility Increase under Section 2.18). The Aggregate L/C Limit is part of, and not in addition to, the Aggregate Revolving Credit Commitment.

“Aggregate Revolving Credit Commitment” means the aggregate of the Revolving Credit Commitments of all the Revolving Credit Lenders, in each case as increased or reduced from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date, the Aggregate Revolving Credit Commitment is $1,590,000,000.

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% per annum and (iii) the Adjusted LIBO Rate applicable for an interest period of one month as published by Reuters (or if not quoted by Reuters, such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time in immediately available funds in the London interbank market) at approximately 11:00 a.m. (London Time) on such day, plus 1.00%. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.5 hereof, then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Letter of Credit” means any Letter of Credit that is Cash Collateralized in accordance with Section 4.12.

“Amendment No. 2” means Amendment No. 2 to Credit Agreement dated as of August 8, 2013 among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” means August 8, 2013, the date on which Amendment No. 2 became effective.

“Amendment No. 9” means Amendment No. 9 to Credit Agreement dated as of October 2, 2019 among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 9 Effective Date” means October 2, 2019, the date on which Amendment No. 9 became effective.

“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any Governmental Authority to whose jurisdiction a Loan Party is subject at such time concerning or relating to bribery or corruption.

“Applicable Base Rate Margin” means, with respect to ABR Loans of any Series at any time, the percentage rate per annum specified as the “Applicable Base Rate Margin” for such Series at such time, as determined pursuant to the Pricing Schedule.

“Applicable Eurodollar Margin” means, with respect to Eurodollar Loans of any Series at any time, the percentage rate per annum specified as the “Applicable Eurodollar Margin” for such Series at such time, as determined pursuant to the Pricing Schedule.

“Applicable Fee Rate” means, with respect to the Revolving Credit Facility of any Series at any time, the percentage rate per annum specified as the “Applicable Fee Rate” for such Series at such time, as determined pursuant to the Pricing Schedule.

“Applicable Law” means, with respect to any Person, all laws and provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Letter of Credit Rate” means, at any time, (i) with respect to Standard Letters of Credit, the Applicable Eurodollar Margin with respect to Eurodollar Ratable Loans under the Revolving Credit Facility of the applicable Series at such time as determined pursuant to the Pricing Schedule; provided that, for this purpose and for purposes of Section 4.7(a), a Series Revolving Credit Ratable Share of each Standard Letter of Credit shall be deemed to be issued under each Series of Revolving Credit Facility and (ii) with respect to Alternative Letters of Credit, 0.50%.

“Applicable Rate” means the Applicable Eurodollar Margin for the applicable Credit Facility, the Applicable Base Rate Margin for the applicable Credit Facility or the Applicable Fee Rate, as applicable.

“Application” means, with respect to a Letter of Credit, such form of application therefor and other documents related thereto (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Administrative Agent) to the interests of the Revolving Credit Lenders; provided, however, in the event of any conflict between the terms of any Application and this Agreement, the terms of this Agreement shall control.

“Approved Bank” means any commercial bank having total Tier 1 capital of at least $5 billion as most recently reported by Bloomberg L.P. (or if such source does not provide such information, any other authoritative public source designated by the Administrative Agent) and any Fund that is administered or managed by (a) such a bank, (b) an Affiliate of such a bank or (c) an entity or an Affiliate of an entity that administers or manages such a bank.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Mizuho Bank, Ltd. and its successors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.3), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Assumed Purchase Money Loans” means at any time (a) the outstanding amount of all loans secured by assets purchased by any Loan Party and assumed or entered into by such Loan Party within 180 days after the date of purchase, provided that (i) the amount of any such loan does not exceed the purchase price of the applicable asset and (ii) such loan may only be secured by a security interest on such asset and improvements constructed thereon in the normal course of the Loan Parties’ homebuilding business and (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (A) the aggregate amount thereof shall not exceed the purchase price of the applicable asset and (B) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Loan Party and improvements constructed thereon in the normal course of the Loan Parties’ homebuilding business.

“Authorized Officers” means those Persons designated by written notice to the Administrative Agent from the applicable Loan Party, authorized to execute notices, reports and other documents required hereunder. The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Administrative Agent.

“Available Revolving Credit” means, with respect to any Series of Revolving Credit Facility at any time, the amount by which (a) the aggregate amount of Revolving Credit Commitments under such Series exceeds (b) the sum of (i) the principal amount of all outstanding Revolving Credit Loans under such Series (provided that for purposes of determining the Undrawn Fee under Section 2.4 only, Revolving Credit Loans shall not include Competitive Bid Loans), plus (ii) the aggregate of the Series Revolving Credit Ratable Shares of the Letter of Credit Obligations.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BB Compliance Date” is defined in Section 7.27.2(i).

“Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by the Borrower or any member of the Controlled Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” is defined in Section 10.15.

“Board” means The Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Book Value” means, with respect to any asset, the net book value thereof as included in the Borrower’s most recent consolidated financial statements delivered pursuant to Section 7.1.

“Borrower” means D.R. Horton, Inc., a Delaware corporation, and its successors.

“Borrowing Base” means at any time the sum (without duplication) of the following:

(i) 100% of Unrestricted Homebuilding Cash in excess of $25,000,000;

(ii) 90% of the sum of the Book Value of all funds in escrow payable to, but not yet received by, a Loan Party following, and related to, a Dwelling Unit closing;

(iii) 85% of the sum of the Book Value of all Dwelling Lots included in the Loan Inventory;

(iv) 65% of the sum of the Book Value of all Developed Lots included in the Loan Inventory;

(v) 65% of the sum of the Book Value of all Lots Under Development which are included in the Loan Inventory; provided that if, after a parcel of land is designated a Lot Under Development, development of such parcel has commenced and thereafter ceases for forty-five (45) calendar days or more (other than by reason of a Force Majeure Delay), at the discretion of Administrative Agent, such parcel may be categorized as Unimproved Land until development of such Lot Under Development is resumed; and

(vi) 40% of the sum of the Book Value of all Unimproved Land which is included in the Loan Inventory;

provided that (a) to the extent the sum of (iv), (v) and (vi) would exceed 50% of the Borrowing Base, such excess shall be disregarded in the calculation of the Borrowing Base, (b) no asset that is not wholly owned by a Loan Party shall be included in the Borrowing Base and (c) no asset that is subject to any Lien (other than Liens described in clause (i), (ii), (iii), (iv), (v), (vii), (viii), (x), (xx), (xxii) or (xxvi) of the definition of “Permitted Liens”) shall be included in the Borrowing Base.

“Borrowing Base Requirement” is defined in Section 7.27.2(i).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.2.3.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided, that any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of the date hereof shall be treated as an operating lease for all purposes under this Agreement.

“Cash Collateralize” means to pledge subject to an exclusive perfected security interest, and deposit with or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances, in each case in amounts and pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means cash and cash equivalents, as defined under GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one or more of the following events:

(i) any sale, lease, or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Borrower to any Person (other than any Subsidiary of the Borrower (other than Forestar Group Inc. or any of its Subsidiaries)), provided that a transaction where the holders of all classes of Voting Stock of Borrower immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of all the Voting Stock of such Person immediately after such transaction shall not be a Change of Control;

(ii) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Borrower or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals)) publicly discloses, including, without limitation, by filing a Schedule 13D or Schedule TO, or the Borrower or any of its Subsidiaries publicly discloses, including without limitation, by filing any other schedule, form or report under the Exchange Act (including, without limitation, a Current Report on Form 8-K), facts indicating that such person or group has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of the Borrower representing 50% or more of the voting power of the Voting Stock of the Borrower; or

(iii) the stockholders of Borrower approve any plan or proposal for the liquidation or dissolution of Borrower; provided that a liquidation or dissolution of Borrower which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.

“Closing Date” means September 7, 2012, the Business Day on which the conditions set forth in Section 5.1 were satisfied or waived.

“Code” means the Internal Revenue Code of 1986.

“Commitment and Acceptance” is defined in Section 2.18(b).

“Communications” is defined in Section 14.1(b).

“Competitive Bid Advance” means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by one or more of the Revolving Credit Lenders to the Borrower at the same time and for the same Interest Period.

“Competitive Bid Agent” means, with respect to a Competitive Bid Quote Request, either the Administrative Agent or the Borrower, as specified in such Competitive Bid Quote Request as provided in Section 2.3.2.

“Competitive Bid Borrowing Notice” is defined in Section 2.3.6.

“Competitive Bid Interest Period” means, in the case of a Eurodollar Bid Rate Advance, a Eurodollar Interest Period and, in the case of an Absolute Rate Advance, a period of not less than 14 nor more than 360 days, in each case as selected by the Borrower pursuant to this Agreement. If such Competitive Bid Interest Period would end on a day which is not a Business Day, such Competitive Bid Interest Period shall end on the next succeeding Business Day (except as otherwise provided in the definition of “Eurodollar Interest Period”).

“Competitive Bid Loan” means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

“Competitive Bid Margin” means the margin above or below the applicable Adjusted LIBO Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Bid Rate.

“Competitive Bid Note” means a promissory note in substantially the form of Exhibit K hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Revolving Credit Lender and payable to the order of such Revolving Credit Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Competitive Bid Quote” means a Competitive Bid Quote substantially in the form of Exhibit L hereto completed and delivered by a Revolving Credit Lender to the Competitive Bid Agent in accordance with Section 2.3.4.

“Competitive Bid Quote Request” means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.

“Competitive Bid Sublimit” means, at any time, an amount equal to fifty percent (50%) of the Aggregate Revolving Credit Commitment, as such Aggregate Revolving Credit Commitment may increase or decrease from time to time hereunder.

“Compliance Certificate” means a Compliance Certificate, in substantially the form of Exhibit I, required to be delivered pursuant to Section 7.1

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Loan Parties calculated on a consolidated basis as of such time in accordance with GAAP. For the avoidance of doubt, “Consolidated Net Worth” shall not include the stockholders’ equity attributable to Non-Loan Parties.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Covered Entity” is defined in Section 10.15.

“Covered Party” is defined in Section 10.15.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Borrower or one or more Guarantors in existence on the date of this Agreement and one or more future facilities or lines of credit among or between the Borrower or one or more Guarantors and one or more lenders pursuant to which the Borrower or any Guarantor may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit, provided, in each case, that such credit facility shall provide for commitments, or there shall be loans or other extensions of credit outstanding thereunder, in each case in excess of $50 million.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” means a Revolving Credit Declining Lender or an Incremental Term Loan Declining Lender.

“Default” means an event described in Article VIII.

“Default Right” is defined in Section 10.15.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing in good faith that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states in good faith that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Developed Lots” means, as of any date of determination, subdivision lots that are wholly-owned by any Loan Party, subject to a recorded plat and which are in substantial compliance with Applicable Laws and are suitable for the construction thereon of foundations for a Dwelling Unit, which Borrower has designated as “Developed Lots” in the most recently delivered Inventory Summary Report (exclusive of any Dwelling Lot). An individual Developed Lot is sometimes referred to herein as a “Developed Lot.”

“Disqualified Equity Interests” means any equity interest that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable at the election of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Disqualified Equity Interests are issued; provided that if such equity interests are issued pursuant to a plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such equity interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution” means the payment of any dividend or other distribution (whether in cash or other tangible property) on any capital stock or other equity interest of Borrower or any Subsidiary, to any Person or Persons other than any Loan Party.

“Dwelling Lot” means, as of any date of determination, Developed Lots with Dwelling Units which any Loan Party has designated as “Dwelling Lots” in the most recently delivered Inventory Summary Report. The term “Dwelling Lot” includes the Dwelling Unit located thereon. An individual Dwelling Lot is sometimes referred to herein as a “Dwelling Lot.”

“Dwelling Unit” means, as of any date of determination, a house which any Loan Party has constructed or is constructing on a Developed Lot which any Loan Party has designated as “Dwelling Units” in the most recently delivered Inventory Summary Report.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway or any other member state of the European Economic Area.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.2(b)(iii)).

“Encumbered Inventory” means any Inventory that secures any Indebtedness.

“Environment” means ambient air, indoor air and any workplace, surface water, groundwater, drinking water, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, permit or license conditions, ordinances, judgments, orders, decrees and other applicable requirements of law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the Environment, to the Release or threatened Release of Regulated Substances or, to human health and safety with regard to exposure to Regulated Substances.

“Environmental Liability” means any liability, obligation, loss, claim, damage, action, order or cost, contingent or otherwise, of the Borrower and its Subsidiaries, resulting from or based upon (a) any actual or alleged violation of Environmental Law, (b) exposure to any Regulated Substances, (c) the Release or threatened Release of any Regulated Substances or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing items (a) through (c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Advance” means an Advance consisting of Eurodollar Loans. For the avoidance of doubt, the term “Eurodollar Advance” includes a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance.

“Eurodollar Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

“Eurodollar Bid Rate” means, with respect to a Eurodollar Bid Rate Loan made by a given Revolving Credit Lender for the relevant Eurodollar Interest Period, the sum of (a) the Adjusted LIBO Rate applicable to such Eurodollar Interest Period, plus or minus (b) the Competitive Bid Margin offered by such Revolving Credit Lender and accepted by the Borrower. The Eurodollar Bid Rate shall be rounded to the next higher multiple of 1/100 of 1 % if the rate is not such a multiple.

“Eurodollar Bid Rate Advance” means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

“Eurodollar Bid Rate Loan” means a Competitive Bid Loan which bears interest at the Eurodollar Bid Rate.

“Eurodollar Interest Period” means, with respect to a Eurodollar Advance (other than a Eurodollar Bid Rate Advance), a period of one week or one, two, three or six months (or, subject to approval by all Lenders under the Revolving Credit Facilities then in effect, twelve months) or, with respect to a Eurodollar Bid Rate Advance, a period of one, two, three, six or twelve months, in each case commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

“Eurodollar Loan” means a Loan which bears interest by reference to the Adjusted LIBO Rate, which, for the avoidance of doubt, includes each Eurodollar Bid Rate Loan or Eurodollar Ratable Loan.

“Eurodollar Ratable Advance” means a Revolving Credit Ratable Advance consisting of Eurodollar Ratable Loans. Unless context indicates otherwise, Eurodollar Ratable Advance shall refer to the Revolving Credit Ratable Advance of the same Type made among all Series at the same time on a given Borrowing Date, as to which a single Interest Period is in effect.

“Eurodollar Ratable Loan” means a Revolving Credit Ratable Loan which bears interest by reference to the Adjusted LIBO Rate.

“Evergreen Letter of Credit” is defined in Section 4.4(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, respect to the Administrative Agent, any Lender, any Issuing Bank, or any other recipient of any payment made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes (imposed in lieu of net income Taxes), and branch profits Taxes, in each case, imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or imposed by any jurisdiction as a result of a connection between the recipient and such jurisdiction (other than a connection resulting from negotiating, executing, delivering, becoming a party to or performing its obligations or receiving a payment under, receiving or perfecting a security interest under, engaging in any other transaction pursuant to or enforcing, any Loan Document), (b) in the case of a Lender (other than an assignee pursuant to an assignment request by the Borrower under Section 2.20(b)), any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect immediately prior to the date on which such Lender becomes a party to this Agreement (or designates a new lending office), except in each case to the extent that, pursuant to Section 3.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it designated a new lending office, (c) any withholding Taxes attributable to such recipient’s failure to comply with Section 3.7(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit issued for the account of the Subsidiaries of the Borrower referred to on Schedule 6, outstanding immediately prior to the Amendment No. 9 Effective Date and set forth on Schedule 6 hereto.

“Extended Maturity Date” is defined in Section 2.17.

“Extending Lenders” is defined in Section 2.17.

“Extension Date” is defined in Section 2.17.

“Extension Request” is defined in Section 2.17.

“Facility Increase” means a Revolving Facility Increase and/or a Term Facility Increase.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding anything to the contrary set forth above, in the event the rate determined pursuant to the preceding sentence shall be less than zero, then (for the avoidance of doubt) the Federal Funds Effective Rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain letter agreement dated June 15, 2015 between the Borrower and Mizuho.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, but excluding in each case any accelerated share repurchase contract or similar instrument, in each case which does not represent a liability on the Borrower’s balance sheet under GAAP, with respect to a repurchase by the Borrower of its common stock that is permitted under this Agreement.

“Fixed Rate Advance” means a Eurodollar Advance or an Absolute Rate Advance.

“Fixed Rate Loan” means a Eurodollar Loan or an Absolute Rate Loan.

“Force Majeure Delay” means a delay to the development of a Lot Under Development or a delay to the construction of a Dwelling Unit or a Dwelling Lot which is caused by fire, earthquake, or other Acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies, or labor; provided that (i) Borrower furnishes Administrative Agent with written notice of any such delay within ten (10) days from the commencement of any such delay and (ii) the period of the Force Majeure Delay shall not exceed the period of delay caused by such event.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (a) with respect to the covenants contained in Section 7.27 (and, to the extent used in or relating to such covenants, any defined terms) are in effect on the date hereof, unless amended pursuant to Section 1.3, and (b) for all other purposes hereunder, are applicable from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means any Subsidiary of the Borrower that has executed the Guaranty Agreement and has not been released therefrom in accordance therewith.

“Guaranty Agreement” means the guaranty agreement of even date herewith executed and delivered by the Borrower and the Guarantors to the Administrative Agent for the benefit of the Lenders, as such guaranty agreement may be amended or modified (including, without limitation, by delivery of a Supplemental Guaranty) and in effect from time to time.

“Increase Date” is defined in Section 2.18(c).

“Incremental Facility Agreement” means an incremental facility amendment to this Agreement, in form and substance satisfactory to the Administrative Agent, entered into between the Borrower, the Administrative Agent and the applicable Incremental Term Lenders, in order to document the terms of one or more Series of Incremental Term Facilities and to provide for such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to incorporate the applicable Incremental Term Facility in applicable provisions of this Agreement and the Loan Documents.

“Incremental Term Advance” means a Series of Incremental Term Loans made at the same time, at the same Rate Option, and (in the case of Eurodollar Loans) for the same Interest Period.

“Incremental Term Facility” is defined in Section 2.18(a). Incremental Term Facilities may be designated by “Series.”

“Incremental Term Lender” is defined in Section 2.18(a).

“Incremental Term Loan Declining Lender” means a Lender that has declined to extend the maturity date of its Incremental Term Loans pursuant to an Extension Request.

“Incremental Term Loans” is defined in Section 2.18(a).

“Incremental Term Note” means a promissory note in a form reasonably satisfactory to Administrative Agent and the Borrower, duly executed and delivered to an Incremental Term Lender by the Borrower and payable to the order of such Incremental Term Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Indebtedness” means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person for money borrowed; (b) all liabilities, obligations, and indebtedness of such Person which are evidenced by bonds, notes, debentures, or other similar instruments, or by Capitalized Leases; (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding accrued expenses and trade accounts payable arising in the ordinary course of business and any obligation to pay a contingent purchase price as long as such obligation remains contingent or is paid within 10 days after it becomes due and payable); (d) the face amount of all drawn letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (e) all Disqualified Equity Interests; (f) all net

obligations under all Financial Contracts determined in accordance with GAAP; and (g) all obligations of the type referred to in clauses (a) through (f) preceding of other Persons that are either (i) guaranteed in any manner by such Person or (ii) secured by any Lien on any property or asset of such Person (but only to the extent of the value of such property or asset if such obligations have not been assumed by such Person). In no event shall Indebtedness include Indebtedness owed by one Loan Party to another Loan Party.

“Indemnified Taxes” means any and all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” is defined in Section 10.6(b).

“Interest Period” means a Eurodollar Interest Period or a Competitive Bid Interest Period (as applicable).

“Inventory” means all Land Parcels, Lots Under Development, Developed Lots, and Dwelling Lots and all real and personal property, improvements, and fixtures wholly-owned by a Loan Party related thereto (but excluding any of the foregoing that is not owned by a Loan Party but is under a purchase option in favor of a Loan Party).

“Inventory Summary Report” means the written summary of the Loan Inventory, in substantially the form of Exhibit J, to be prepared by Borrower and submitted to Administrative Agent in accordance with Section 7.27.2(ii).

“Investment” by a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) to another Person or contribution of capital by such Person to another Person; the acquisition by such Person of stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities of another Person; any deposit accounts and certificate of deposit acquired by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts of another Person acquired by such Person.

“Investment Grade Rating” means a rating of (i) BBB- or higher by S&P, or (ii) Baa3 or higher by Moody’s.

“Invitation for Competitive Bid Quotes” means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit N hereto, completed and delivered by the Competitive Bid Agent to the Revolving Credit Lenders in accordance with Section 2.3.3.

“IRS” means the Internal Revenue Service.

“Issuance Date” means the date on which a Letter of Credit is issued, amended or extended (as applicable).

“Issuing Bank” means Mizuho, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association, Bank of America, N.A., PNC Bank, National Association and Regions Bank and each other Revolving Credit Lender, if any, designated by the Borrower by notice to the Administrative Agent that agrees to serve as an Issuing Bank hereunder.

“Land Parcels” means parcels of land wholly-owned by a Loan Party which are, as of the date of determination, not scheduled for commencement of development into Developed Lots during the six (6) calendar months immediately following such date of determination and which Borrower has designated as “Land Parcels” in the most recently delivered Inventory Summary Report. An individual Land Parcel is sometimes referred to as a “Land Parcel.”

“Latest Maturity Date” means the latest of (x) the latest Revolving Credit Facility Termination Date with respect to any outstanding Revolving Credit Commitments and (y) the maturity date with respect any outstanding Incremental Term Loans, in each case, then in effect on such date of determination.

“L/C Limit” means, with respect to any Issuing Bank at any time, an amount equal to fifty percent (50%) of its Revolving Credit Commitments at such time, or such higher or lower amount as may be agreed by such Issuing Bank at the request of the Borrower. Such Issuing Bank shall notify the Administrative Agent of any such change in such Issuing Bank’s L/C Limit.

“Lender” means a Revolving Credit Lender and/or an Incremental Term Lender, as applicable.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.

“Letter of Credit” means any standby letter of credit issued by an Issuing Bank for the account of the Borrower or another Loan Party in accordance with Article IV. Each Letter of Credit shall be either a Standard Letter of Credit or an Alternative Letter of Credit.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the latest Revolving Credit Facility Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Exposure” means, with respect to a Revolving Credit Lender, the Total Revolving Credit Ratable Share of such Revolving Credit Lender of all outstanding Letter of Credit Obligations.

“Letter of Credit Fee” means, for any period, a fee, payable with respect to each Letter of Credit issued by an Issuing Bank outstanding in such period, in an amount per annum equal to the product of (i) the daily average Applicable Letter of Credit Rate during such period and (ii) the daily average undrawn face amount of such Letter of Credit, computed on the basis of the actual number of days such Letter of Credit is outstanding in such period. If any Letter of Credit is an Alternative Letter of Credit for any portion of such period, the Applicable Letter of Credit Rate for such Alternative Letter of Credit shall apply for the portion of such period during which such Letter of Credit is an Alternative Letter of Credit.

“Letter of Credit Obligations” means at any time the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Letters of Credit to the extent (if any) not reimbursed by the Borrower or the Revolving Credit Lenders under Section 4.6.

“Leverage Ratio” means at any time the ratio of (a) (i) Total Indebtedness (excluding Alternative Letters of Credit and outstanding letters of credit or similar arrangements not issued under this Credit Agreement to the extent collateralized by cash, Marketable Securities and/or Cash Equivalents), less (ii) Permitted Nonrecourse Indebtedness, less (iii) Unrestricted Homebuilding Cash in excess of $25,000,000, to (b) Tangible Net Worth.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Eurodollar Interest Period, the London Interbank Offered Rate (“LIBOR”)as published by a nationally recognized service such as Reuters, Bloomberg or the Wall Street Journal (a “Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the Eurodollar Interest Period for such Eurodollar Advance, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. Notwithstanding anything to the contrary set forth above, in the event the rate determined pursuant to the preceding sentence shall be less than zero, then (for the avoidance of doubt) the LIBO Rate shall be deemed to be zero for purposes of this Agreement. In the absence of a period comparable to the applicable Interest Period being available as a Screen Rate (a “Discontinued Interest Period”), then (provided there are Screen Rates for other Interest Periods for Dollars) the LIBO Rate shall mean the Interpolated Screen Rate as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. “Interpolated Screen Rate” shall be the rate determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate which results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available for Dollars) which is less than the relevant Discontinued Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) which exceeds the relevant Discontinued Interest Period, each as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of the Discontinued Interest Period.

“LIBOR” has the meaning ascribed to such term in the definition of “LIBO Rate”.

“Lien” means any lien (statutory or other), mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof). For avoidance of doubt, the term “Loan” includes each Revolving Credit Loan, Incremental Term Loan and Competitive Bid Loan.

“Loan Documents” means this Agreement, the Fee Letter, the Guaranty Agreements, any Notes issued pursuant to Section 2.11, any Incremental Facility Agreement entered into pursuant to Section 2.18, and any other amendments of and joinders to this Agreement and the other Loan Documents.

“Loan Inventory” means, as of any date of determination, Unimproved Land, Lots under Development, Developed Lots and Dwelling Lots which are not encumbered by a Lien or Liens (other than any Permitted Liens) and which have been designated by Borrower as “Loan Inventory” in the most recently delivered Inventory Summary Report, but excluding any Encumbered Inventory.

“Loan Parties” means the Borrower and the Guarantors.

“Lots Under Development” means, as of any date of determination, parcels of land which are, as of the date of determination, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within six calendar months after the date of determination, and which Borrower has designated as “Lots Under Development” in the most recently delivered Inventory Summary Report.

“Marketable Securities” means (i) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) dollar denominated time and demand deposits and certificates of deposit with maturities of two years or less from the date of acquisition and overnight bank deposits of any commercial bank having total Tier 1 capital as most recently reported by Bloomberg L.P. of at least $500,000,000 or long-term debt or deposit ratings of A- by S&P or A3 by Moody’s, (iii) repurchase obligations of any bank satisfying the requirements of clause (ii) of this definition, (iv) commercial paper and variable or fixed rate notes of a domestic issuer rated at least A-2 or better by S&P or P-2 or better by Moody’s and in either case maturing within two years after the date of acquisition, (v) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state, commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A- by S&P or A3 by Moody’s, (vi) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any member country of the OECD that are rated at least A- by S&P or A3 by Moody’s, (vii) securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, (viii) shares of “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended, or (ix) bonds with maturities of two years or less from the date of acquisition and that have an Investment Grade Rating.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties taken as a whole to perform their material obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” is defined in Section 8.4.

“Mizuho” means Mizuho Bank, Ltd.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower or any member of the Controlled Group makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

“New Revolving Credit Lender” means an Additional Lender that, immediately prior to its assumption of a Revolving Credit Commitment of a Revolving Credit Lender under any Series pursuant to Section 2.20 or its issuance of a Revolving Credit Commitment pursuant to Section 2.18, was not a Revolving Credit Lender hereunder.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders under (w) the Revolving Credit Facilities, (x) a Series of Revolving Credit Facility, (y) the Incremental Term Facilities or (z) a Series of Incremental Term Facility, as applicable, in accordance with the terms of Section 9.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means at any time a Lender that is not a Defaulting Lender at such time.

“Nonextension Notice Date” is defined in Section 4.4(d).

“Non-Loan Parties” means Subsidiaries of the Borrower, excluding the Guarantors.

“Notes” means, collectively, the Competitive Bid Notes, the Incremental Term Notes and the Revolving Credit Notes; and “Note” means any one of the Notes.

“Notice” is defined in Section 14.1(c).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, the Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation, the Revolving Credit Obligations.

“OECD” means the Organisation for Economic Co-Operation and Development.

“Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, property, excise or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” is defined in Section 13.1.1.

“Participant Register” is defined in Section 13.1.2.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” means

(i) Liens for Taxes that are not yet due and payable or due but not yet delinquent and pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, pensions or other social security programs;

(ii) statutory Liens, other Liens imposed by law and Liens of mechanics, workmen, warehousemen, carriers, landlords and contractors, provided that the Liens permitted by this subsection (ii) have not been filed or, if such Liens have been filed, either (A) a stay of enforcement thereof has been obtained within 60 days, (B) such Liens have been satisfied of record within 60 days after the date of filing thereof or (C) such Liens are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP;

(iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature, in each case incurred in the ordinary course of business of the Loan Parties;

(iv) encumbrances consisting of zoning restrictions, easements, rights of way, matters of plat, minor defects or irregularities in title or other restrictions, charges or encumbrances on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(v) Liens, if any, in favor of the Administrative Agent for the benefit of the Lenders;

(vi) Liens on cash, Cash Equivalents or Marketable Securities in favor of any Lender or other bank or financial institution (including as agent) as security for the obligations of any Loan Party under letters of credit not issued under this Agreement in an aggregate face amount not exceeding $200,000,000;

(vii) Liens over a credit balance on a bank or deposit account or other funds maintained with a creditor depository institution arising under the general business conditions of the bank or financial institution at which the account is held, including under any credit card, purchasing card or similar program, but not securing Indebtedness;

(viii) Liens arising by virtue of any statutory, contractual or common law provisions relating to banker’s liens, rights of setoff or similar rights as to deposit or other accounts;

(ix) any Lien existing on the date of this Agreement and described on Schedule 2 hereto and any Lien securing a refinancing of the Indebtedness secured by a Lien described on Schedule 2, provided that the principal amount secured thereby is not hereafter increased and no additional assets (except for improvements constructed on such assets in the normal course of the Borrower’s business) become subject to such Lien unless such change would be permitted under other provisions hereof;

(x) the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as the property subject to any such Liens is not yet subject to foreclosure or sale or as to which levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty (30) days of entry:

(1) claims or Liens for Taxes due and payable; provided that the Loan Parties maintain such reserves and other appropriate provisions as shall be required by GAAP and pay all such Taxes forthwith upon the commencement of proceedings to foreclose any such Lien; or

(2) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(xi) purchase money security interests (including Capitalized Leases) in equipment acquired or deemed to be acquired;

(xii) Liens securing Permitted Purchase Money Loans and Permitted Nonrecourse Indebtedness described in the definitions of such terms;

(xiii) Liens securing additional Senior Indebtedness; provided such Liens are either pari passu or subordinated to Liens in favor of the Administrative Agent for the benefit of the Lenders and subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent;

(xiv) Liens on assets of Non-Loan Parties;

(xv) Liens on Investments in Non-Loan Parties;

(xvi) [Reserved];

(xvii) Liens of a Loan Party which existed prior to such entity becoming a Loan Party (and were not incurred in anticipation of becoming a Loan Party);

(xviii) Liens to which assets were subject prior to the acquisition of such assets by a Loan Party (and were not incurred in anticipation of becoming a Loan Party);

(xix) judgment Liens that would not constitute a Default under Section 8.8;

(xx) Liens securing community development district bonds or similar bonds issued by any Governmental Authority to accomplish similar purposes and Liens incurred in connection with pollution control, industrial revenue, water, sewage or other public improvement bonds or similar bonds in each case incurred in the ordinary course of business of the Loan Parties;

(xxi) Liens on the assets and properties of joint ventures or limited partnerships that are not wholly-owned Subsidiaries of the Loan Parties;

(xxii) Liens securing the Borrower’s and/or its Subsidiaries’ obligations (not constituting Indebtedness) to third parties, in connection with joint development agreements with such third parties, to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Borrower’s or its Subsidiaries’ property and property belonging to such third parties, in each case incurred in the ordinary course of business of the Loan Parties;

(xxiii) Liens on any office building owned by any Loan Party;

(xxiv) Liens on any clubhouse located in any development of a Loan Party;

(xxv) Liens on Inventory securing Indebtedness in favor of a seller of such Inventory; provided that such Liens attach to such Inventory substantially contemporaneously with the acquisition thereof;

(xxvi) leases or subleases granted to others not materially interfering with the ordinary business of the Borrower and its Subsidiaries taken as whole;

(xxvii) Liens constituting the pledge or deposit of cash or other Property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Borrower and its Subsidiaries;

(xxviii) Liens securing Indebtedness incurred to refinance any Indebtedness secured by a Lien referred to in clauses (ix), (xi), (xvii) or (xviii); provided the amount of Indebtedness secured thereby is not increased and the Liens do not attach to any additional assets; and

(xxix) Liens securing other Indebtedness or obligations in an amount not in excess of $100,000,000 in the aggregate.

“Permitted Nonrecourse Indebtedness” means with respect to any Person means Indebtedness of such Person for which (i) (a) with respect to Indebtedness related to the acquisition of Property, the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property identified in the instruments evidencing or securing such Indebtedness (and/or any accessions thereto and proceeds thereof) and such Property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the acquisition of such Property or (b) with respect to Indebtedness related to constructing improvements on Property, the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific Property and/or the improvements being financed and identified in the instruments evidencing or securing such Indebtedness (and/or any accessions thereto and proceeds thereof) and such improvements were financed with the proceeds of such Indebtedness or such Indebtedness was incurred within 180 days after the construction of such improvements has commenced and (c) with respect to any amendment, modification, extension or refinancing of any Indebtedness referred to in clause (a) or (b), the sole recourse is to the Property referred to in such clause and no other Property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness; provided that the aggregate principal amount of Permitted Nonrecourse Indebtedness at any time outstanding shall not exceed an amount equal to the greater of (x) 3% of Tangible Net Worth of the Loan Parties at such time and (y) $250,000,000. Indebtedness which is otherwise Permitted Nonrecourse Indebtedness will not lose its character as Permitted Nonrecourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ Liens.

“Permitted Purchase Money Loans” means, collectively, Seller Purchase Money Loans and Assumed Purchase Money Loans.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Platform” is defined in Section 14.1(b).

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest most recently published in the Money Rates section of The Wall Street Journal from time to time as the Prime Rate in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in such prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

“Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of a Loan Party, or other assets owned, leased or operated by a Loan Party.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Publicly Traded Debt Securities” means (i) any issue of debt securities of the Borrower issued under the Indenture, dated as of May 1, 2012 or the Indenture dated as of June 9, 1997 and (ii) any other issue of debt securities of the Borrower or any Subsidiary (other than Forestar Group Inc. and its Subsidiaries) originally issued in a public offering registered with the SEC or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $50 million aggregate principal amount is outstanding.

“QFC” is defined in Section 10.15.

“QFC Credit Support” is defined in Section 10.15.

“Quarterly Payment Date” is defined in Section 4.7(a).

“Ratable Advance” means a Revolving Credit Ratable Advance or an Incremental Term Advance.

“Rate Option” means the Alternate Base Rate or the Adjusted LIBO Rate.

“Rate Option Notice” is defined in Section 2.2.4.

“Register” is defined in Section 13.2(c).

“Regulated Substances” means any pollutant or contaminant, waste, material, compound, chemical or substance regulated under Environmental Laws, including without limitation, petroleum or petroleum-derived products, asbestos containing material, toxic mold, radon gas or off-specification drywall or wallboard.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injecting, leaching or migrating of Regulated Substances into or through the Environment, or into, from or through any structure.

“Removal Effective Date” is defined in Section 11.6(b).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA or the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

“Required Lenders” means (a) on any date of determination prior to termination of the Aggregate Revolving Credit Commitment, those Lenders (other than Defaulting Lenders) holding more than fifty percent (50%) of the sum of (x) the Aggregate Revolving Credit Commitment (excluding the Revolving Credit Commitments of any Defaulting Lenders) and (y) the aggregate principal amount of outstanding Incremental Term Loans (excluding the Incremental Term Loans of any Defaulting Lenders), and (b) on any date of determination occurring after the termination of the Aggregate Revolving Credit Commitment, those Lenders (other than Defaulting Lenders) holding more than fifty percent (50%) of the outstanding principal amount of all Loans and the Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of any Defaulting Lenders); provided that if the Aggregate Revolving Credit Commitment is held by two Lenders (counting any Lender and its Affiliates as a single “Lender” for this purpose), in determining Required Lenders (A) for the purposes of any amendment or modification (i) that results in an increase in the Borrowing Base as calculated in the definition of “Borrowing Base” or (ii) to the definition of “Change of Control” or Section 8.11 and (B) for purposes of the approval of any Extension Request under Section 2.17, the percentages in clauses (a) and (b) above shall be one hundred percent (100%).

“Resignation Effective Date” is defined in Section 11.6(a).

“Revolving Credit Advance” means a Revolving Credit Ratable Advance or a Competitive Bid Advance.

“Revolving Credit Commitment” means, for each Revolving Credit Lender of any Series, the obligation of such Revolving Credit Lender to make Revolving Credit Loans of such Series and to participate in Letters of Credit, in an aggregate amount not exceeding the amount set forth in Schedule 1 for such Revolving Credit Lender for such Series or as set forth in any Assignment and Assumption that has become effective pursuant to Section 13.2(b)(4) or in any Commitment and Acceptance that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof. The Revolving Credit Commitment of each Lender as of the Amendment No. 9 Effective Date is set forth on Schedule 1.

“Revolving Credit Declining Lender” means a Lender that has declined to extend the Revolving Credit Facility Termination Date of its Revolving Credit Commitment pursuant to an Extension Request.

“Revolving Credit Declining Lender’s Termination Date” means, with respect to a Revolving Credit Declining Lender, the Revolving Credit Facility Termination Date applicable to the Revolving Credit Loans held by such Revolving Credit Declining Lender.

“Revolving Credit Facilities” means the extensions of credit hereunder pursuant to the Revolving Credit Commitments. Revolving Credit Facilities may be designated by “Series.”

“Revolving Credit Facility Termination Date” means (i) with respect to the Series A Revolving Credit Commitments, October 2, 2024, (ii) with respect to the Series B Revolving Credit Commitments, September 7, 2017 and (iii) with respect to the Revolving Credit Commitments of any other Series, the date specified as the termination date thereof pursuant to the documentation establishing such Series, or, in each case, any later date as may have been specified as a Revolving Credit Facility Termination Date applicable to such Series in accordance with Section 2.17 (with respect only to the Revolving Credit Commitment of any Lender of such Series (including in its capacity as an Issuing Bank, as applicable) that elected to participate in the extension to such later date) or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Revolving Credit Lenders” means the lending institutions identified on Schedule 1 hereto and, from and after the effective date of their respective Commitments and Acceptances, any New Revolving Credit Lenders, and the respective successors and assigns of any of the foregoing.

“Revolving Credit Loan” means a Loan made by a Revolving Credit Lender under a Revolving Credit Facility.

“Revolving Credit Note” means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Revolving Credit Lender in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal or replacement of such promissory note.

“Revolving Credit Obligations” means all unpaid principal of and accrued and unpaid interest on the Revolving Credit Loans, the Letter of Credit Obligations and all accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Revolving Credit Lenders or to any Revolving Credit Lender or to the Administrative Agent or any indemnified party, in each case arising under the Loan Documents in respect of a Revolving Credit Facility.

“Revolving Credit Ratable Advance” means a borrowing hereunder consisting of a group of Revolving Credit Ratable Loans made at the same time, and (except as otherwise provided Section 3.5) at the same Rate Option, and (in the case of a Eurodollar Ratable Loans) for the same Interest Period. For the avoidance of doubt, each Revolving Credit Ratable Advance shall consist of Revolving Credit Loans allocated among all Series of Revolving Credit Facilities based on their Series Revolving Credit Ratable Shares.

“Revolving Credit Ratable Loan” means a Revolving Credit Loan made pursuant to Section 2.2 hereof.

“Revolving Facility Increase” is defined in Section 2.18(a).

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the Amendment No. 9 Effective Date, Cuba, Iran, North Korea, Syria and the Crimean region of the Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Screen Rate” is defined in the definition of “LIBO Rate.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Purchase Money Loans” means at any time (a) outstanding purchase money loans made to a Loan Party by the seller of improved or unimproved real estate in a single transaction or separate transactions for the exclusive purpose of acquiring such real estate for development and secured by a mortgage Lien on such real estate or (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (i) the aggregate amount thereof shall not exceed the purchase price of the applicable asset, and (ii) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Loan Party and improvements constructed thereon in the normal course of the Loan Parties’ homebuilding business.

“Senior Executive” means the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.

“Senior Indebtedness” means at any time, on a consolidated basis for the Loan Parties, Total Indebtedness, less Subordinated Indebtedness.

“Series” means (i) with respect to any Revolving Credit Commitment, its character as a Series A Revolving Credit Commitment, a Series B Revolving Credit Commitment or any other group of Revolving Credit Commitments designated as a “Series” pursuant to this Agreement, (ii) with respect to any Revolving Credit Facility, its character as a Series A Revolving Credit Facility, a Series B Revolving Credit Facility or any other extensions of credit pursuant to Revolving Credit Commitments designated as a “Series” pursuant to this Agreement, (iii) with respect to any Revolving Credit Lender, its character as a Lender under the Series A Revolving Credit Facility, a Lender under the Series B Revolving Credit Facility or any other group of Lenders under any Revolving Credit Facility designated as a “Series” pursuant to this Agreement, (iv) with respect to any Revolving Credit Loan, its character as a Series A Revolving Credit Loan, a Series B Revolving Credit Loan or any other group of Revolving Credit Loans designated as a “Series” pursuant to this Agreement, (v) with respect to any Incremental Term Facility, any Advances under an Incremental Term Facility designated as a “Series” pursuant to this Agreement, (vi) with respect to any Incremental Term Lender, its character as a Lender under any Incremental Term Facility designated as a “Series” pursuant to this Agreement and (vii) with respect to any Incremental Term Loan, its character as any group of Incremental Term Loans designated as a “Series” pursuant to this Agreement; provided that (x) in no event shall there be more than three Series of Revolving Credit Commitments, Revolving Credit Facilities, or Revolving Credit Loans outstanding at any time and (y) notwithstanding anything to the contrary, the borrowing and, except as set forth in Section 2.10(b), prepayment and repayment of Revolving Credit Loans shall be made on a pro rata basis across all Series of Revolving Credit Loans, and any reduction of Revolving Credit Commitments shall be made on a pro rata basis across all Series of Revolving Credit Commitments. Revolving Credit Commitments or Revolving Credit Loans that have different pricing (other than upfront fees) or other terms shall be designated separate Series. Incremental Term Loans that have different pricing (other than upfront fees) or other terms shall be designated separate Series.

“Series A Revolving Credit Commitment” means the obligation of any Revolving Credit Lender to make Series A Revolving Credit Loans and to participate in Letters of Credit, not exceeding the amount set forth in Schedule 1 or as set forth in any Assignment and Assumption that has become effective pursuant to Section 13.2(b)(4) or in any Commitment and Acceptance with respect to the Series A Revolving Credit Facility that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date, the aggregate amount of Series A Revolving Credit Commitments is $1,590,000,000.

“Series A Revolving Credit Facility” means the credit extensions made hereunder pursuant to the Series A Revolving Credit Commitments.

“Series A Revolving Credit Loan” means a Loan made under the Series A Revolving Credit Facility.

“Series B Revolving Credit Commitment” means the obligation of any Revolving Credit Lender to make Series B Revolving Credit Loans and to participate in Letters of Credit, not exceeding the amount set forth in Schedule 1 or as set forth in any Assignment and Assumption that has become effective pursuant to Section 13.2(b)(4) or in any Commitment and Acceptance with respect to the Series B Revolving Credit Facility that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date, the aggregate amount of Series B Revolving Credit Commitments is $0.

“Series B Revolving Credit Facility” means the credit extensions made hereunder pursuant to the Series B Revolving Credit Commitments.

“Series B Revolving Credit Loan” means a Loan made under the Series B Revolving Credit Facility.

“Series Revolving Credit Ratable Share” means, with respect to any Series, (i) the ratio of (a) the aggregate amount of Revolving Credit Commitments of such Series to (b) the aggregate amount of all Revolving Credit Commitments of all Series; provided that if the Revolving Credit Commitments of such Series have been terminated or expired, the Series Revolving Credit Ratable Share shall be determined based on the Series Revolving Credit Ratable Share most recently in effect, giving effect to any subsequent assignments.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group and no other employer.

“Standard Letter of Credit” means any Letter of Credit that is not an Alternative Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in

Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means any Indebtedness of a Loan Party that is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” with respect to a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the period of four consecutive fiscal quarters ending with the fiscal quarter in which such determination is made.

“Successor Borrower” is defined in Section 7.10.

“Successor Guarantor” is defined in Section 7.10.

“Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the Guaranty Agreement.

“Supported QFC” is defined in Section 10.15.

“Tangible Net Worth” means at any time (i) Consolidated Net Worth less (ii) intangible assets (as determined in accordance with GAAP) of the Loan Parties, but excluding any non-cash gain or loss of the Loan Parties after June 30, 2012 resulting from any mark-to-market adjustments made directly to the net worth of Loan Parties on a consolidated basis as a result of fluctuations in the value of financial instruments owned by a Loan Party as mandated under SFAS 133.

“Taxes” means any and all present or future taxes, duties, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility Increase” is defined in Section 2.18(a).

“Total Indebtedness” means at any time all Indebtedness of the Loan Parties on a consolidated basis. For the avoidance of doubt, “Total Indebtedness” shall not include Indebtedness of Non-Loan Parties.

“Total Ratable Share” means, with respect to any Lender on any date, (i) the ratio of (a) the sum of (x) the aggregate amount of such Lender’s Revolving Credit Commitments and (y) the aggregate principal amount of such Lender’s Incremental Term Loans to (b) the sum of (x) the aggregate amount of all Revolving Credit Commitments and (y) the aggregate principal amount of all Incremental Term Loans or (ii) if the Revolving Credit Commitments of any Series have been terminated, the ratio of (a) the sum of (x) such Revolving Credit Lender’s Total Revolving Credit Exposure for each Series with respect to which the Revolving Credit Commitments have been terminated plus the aggregate amount of such Revolving Credit Lender’s Revolving Credit Commitments that have not been terminated and (y) the aggregate principal amount of such Lender’s Incremental Term Loans to (b) the sum of (x) the aggregate Total Revolving Credit Exposures of all Lenders for each Series with respect to which the Revolving Credit Commitments have been terminated plus the aggregate amount of all Revolving Credit Commitments that have not been terminated and (y) the aggregate principal amount of all Incremental Term Loans.

“Total Revolving Credit Exposure” means, at any time with respect to any Revolving Credit Lender, the sum of (a) its outstanding Revolving Credit Loans and (b) its Letter of Credit Exposure.

“Total Revolving Credit Ratable Share” means, with respect to any Revolving Credit Lender on any date, (i) the ratio of (a) the aggregate amount of such Revolving Credit Lender’s Revolving Credit Commitments to (b) the aggregate amount of all Revolving Credit Commitments or (ii) if the Revolving Credit Commitments of any Series have been terminated, the ratio of (a) such Revolving Credit Lender’s Total Revolving Credit Exposure for each Series with respect to which the Revolving Credit Commitments have been terminated plus the aggregate amount of such Revolving Credit Lender’s Revolving Credit Commitments that have not been terminated to (b) the aggregate Total Revolving Credit Exposures of all Lenders for each Series with respect to which the Revolving Credit Commitments have been terminated plus the aggregate amount of all Revolving Credit Commitments that have not been terminated.

“Transferee” is defined in Section 13.3.

“Type” means, (a) with respect to any Revolving Credit Ratable Advance under any Series of Revolving Credit Facility, its nature as an ABR Advance or Eurodollar Ratable Advance, (b) with respect to any Incremental Term Advance under any Series of Incremental Term Facility, its nature as an ABR Advance or a Eurodollar Advance, and (c) with respect to any Competitive Bid Advance, its nature as an Absolute Rate Advance or Eurodollar Bid Rate Advance.

“U.S. Special Resolution Regimes” is defined in Section 10.15.

“Undrawn Fee” is defined in Section 2.4(a).

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the Plan’s current actuarial assumptions for ongoing funding purposes.

“Unimproved Land” means parcels of land wholly-owned by a Loan Party which are, as of the date of determination, held for future development or disposition (or are being developed but do not qualify as “Lots under Development”) and (a) with respect to which all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the parcel as residential housing (including model homes) and construct Dwelling Units thereon, (b) as to parcels located in California and other jurisdictions that have comparable requirements and procedures, which are subject to a currently effective vesting tentative map (unless a county or city where the land is located does not grant vesting tentative maps), have received all necessary approvals (on a final unconditional basis, other than future conditions imposed on the development in order to obtain such approvals) by all applicable Governmental Authorities and (c) have been designated by any Loan Party as “Unimproved Land” in the most recently delivered Inventory Summary Report.

“Unmatured Default” means an event that but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Homebuilding Cash” means cash, Cash Equivalents and Marketable Securities of the Loan Parties that are free and clear of all Liens (other than Permitted Liens of the type described in clause (vii) or (viii) of the definition of “Permitted Liens”) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.7(g)(ii)(B)(iii).

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Other Interpretative Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein”, “hereunder”, “hereto” and “hereof” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified herein, “Article”, “Section”, “Exhibit” and “Schedule” references are to this Agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, however evidenced.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Any references to the “date of this Agreement”, the “date hereof” or “even date herewith” shall refer to the Closing Date.

1.3. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (y) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Law.

1.5. Time References. Unless otherwise specified in the Loan Documents time references are to Eastern Standard Time or Eastern Daylight Time (as applicable).

1.6. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE CREDITS

2.1. The Credit Facilities.

2.1.1. Revolving Credit Facilities.

(a) Each Revolving Credit Lender agrees to extend credit under each Series of Revolving Credit Facility for which it has a Revolving Credit Commitment, in each case pursuant to which, and upon the terms and subject to the conditions herein set forth:

(i) each Revolving Credit Lender severally agrees to make Revolving Credit Ratable Loans to the Borrower in accordance with Section 2.2; and

(ii) each Revolving Credit Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3.

(b) The Revolving Credit Facilities shall be subject to the following limitations:

(i) In no event shall the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans (including Revolving Credit Ratable Loans and Competitive Bid Loans) plus (ii) the aggregate amount of Letter of Credit Obligations at any time exceed the Aggregate Revolving Credit Commitment at such time.

(ii) With respect to each Series of Revolving Credit Facility, in no event shall the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Ratable Loans of such Series, plus (ii) the aggregate principal amount of Competitive Bid Loans made under the Revolving Credit Commitments of such Series, plus (iii) the Series Revolving Credit Ratable Share of Letter of Credit Obligations at any time exceed the aggregate amount of Revolving Credit Commitments of such Series at such time.

(iii) In no event shall the outstanding principal amount of all outstanding Competitive Bid Advances exceed the Competitive Bid Sublimit.

(c) Subject to the terms hereof, each Series of Revolving Credit Facility is available from the Amendment No. 2 Effective Date to the Revolving Credit Facility Termination Date applicable to such Series of Revolving Credit Facility. The Revolving Credit Commitments of any Series or portion of the Revolving Credit Commitments thereunder will expire on the Revolving Credit Facility Termination Date applicable to such Series or portion of the Revolving Credit Commitments thereunder.

(d) With respect to any Series of Revolving Credit Facility, the Revolving Credit Commitment of a Revolving Credit Declining Lender thereunder shall expire on its Revolving Credit Declining Lender’s Termination Date applicable thereunder unless, prior thereto, such Revolving Credit Declining Lender elects, with the approvals of the Administrative Agent and each Issuing Bank (such approvals not to be unreasonably withheld or delayed) and the Borrower, to extend such Revolving Credit Commitment to a later Revolving Credit Facility Termination Date applicable to such Series of Revolving Credit Facility and to accept all terms and conditions thereunder, which election and approval shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Revolving Credit Declining Lender, the Borrower, the Administrative Agent and each Issuing Bank. Upon the execution and delivery of such written instrument, such Revolving Credit Lender shall cease to be a Revolving Credit Declining Lender.

(e) The Borrower may, at its election but subject to the approvals of the Administrative Agent and each Issuing Bank (such approvals not to be unreasonably withheld or delayed), make an offer to the Lenders of a Series of Revolving Credit Commitments to convert their Revolving Credit Commitments of such Series to Revolving Credit Commitments of a Series with a later Revolving Credit Facility Termination Date. Any such offer shall be made to all the Lenders of such Series on the same terms and conditions. The acceptance by any Lender of such offer shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Lender, the Borrower, the Administrative Agent and each Issuing Bank, and the Administrative Agent and the Borrower are hereby authorized to amend Schedule 1 hereto to evidence such conversion (without the further consent of any other Person); provided, however, that, if any Lender shall not accept such conversion in accordance with this Section 2.1.1(e) within five Business Days immediately following the date of such offer to convert by the Borrower, such Lender shall deemed to have declined such offer and its Revolving Credit Commitment shall terminate on the existing Revolving Credit Facility Termination Date for such Lender.

(f) Notwithstanding Section 2.10(b) hereof, with respect to any Series of Revolving Credit Facility or portion thereof, (1) any outstanding Revolving Credit Loans thereunder and all other unpaid Revolving Credit Obligations thereunder shall be paid in full by the Borrower on the Revolving Credit Facility Termination Date applicable to such Revolving Credit Facility or portion of the Revolving Credit

Commitments thereunder (except to the extent that, pursuant to Article IV, Letters of Credit are permitted to have an expiration date later than such Revolving Credit Facility Termination Date); and (2) all outstanding Revolving Credit Ratable Loans thereunder held by, and all other unpaid Revolving Credit Obligations thereunder payable to, a Revolving Credit Declining Lender thereunder shall be paid in full by the Borrower on its Revolving Credit Declining Lender’s Termination Date applicable thereunder.

2.1.2. Payment Upon Termination of Revolving Credit Commitment. Upon the termination of any Revolving Credit Commitment, the Revolving Credit Loans made pursuant to such Revolving Credit Commitment shall be repaid, together with interest accrued thereon.

2.1.3. Payment. At any time that the Borrower would not be in compliance with the covenant set forth in Section 7.27.2(i) as of the fifth Business Day after any BB Compliance Date, the Borrower shall, on or before such fifth Business Day, repay Revolving Credit Loans and/or Cash Collateralize Letters of Credit in an amount necessary to be in compliance with such Section on such fifth Business Day.

2.2. Ratable Advances.

2.2.1. Ratable Advances.

(a) Each Revolving Credit Ratable Advance hereunder shall consist of borrowings made from the several Revolving Credit Lenders in their respective Total Revolving Credit Ratable Shares thereof. For the avoidance of doubt, the parties agree that each Revolving Credit Ratable Advance shall be made on a ratable basis among all Series of Revolving Credit Facilities then in effect based on the Revolving Credit Commitments of each such Series. The aggregate outstanding amount of Competitive Bid Advances shall reduce the availability of Revolving Credit Advances as provided in Section 2.1.1 but shall not otherwise affect the obligations of the Revolving Credit Lenders to make Revolving Credit Ratable Advances, and (without limitation of the foregoing) no Competitive Bid Loan shall reduce the obligation of the Revolving Credit Lender making such Competitive Bid Loan to lend its applicable Total Revolving Credit Ratable Share of any future Revolving Credit Ratable Advances.

(b) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Incremental Term Lender severally agrees to make, on the date specified in the applicable Incremental Facility Agreement, Incremental Term Loans to the Borrower in an amount specified in the applicable Incremental Facility Agreement. Amounts borrowed under this Section 2.21(b) and repaid or prepaid may not be reborrowed. Each Incremental Term Advance hereunder shall consist of borrowings made from one or more Incremental Term Lenders pursuant to an Incremental Facility Agreement.

(c) Notwithstanding Section 2.10(b) hereof, with respect to any Series of Incremental Term Facility or portion thereof, (1) any outstanding Incremental Term Loans thereunder and all other unpaid Obligations thereunder shall be paid in full by the Borrower on the maturity date applicable to such Incremental Term Facility or such portion of the Incremental Term Loans thereunder; and (2) all outstanding Incremental Term Loans thereunder held by, and all other unpaid Obligations thereunder payable to, an Incremental Term Loan Declining Lender thereunder shall be paid in full by the Borrower on the maturity date applicable to any Incremental Term Loan Declining Lender’s Incremental Term Loans.

2.2.2. Ratable Advance Rate Options. The Ratable Advances may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

2.2.3. Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select the Rate Option and, in the case of each Eurodollar Advance, the Interest Period, applicable to any Ratable Advance, from time to time. The Borrower shall give the Administrative Agent irrevocable notice of any Ratable Advance in substantially the form of Exhibit F hereto (a “Borrowing Notice”) not later than, (x) 1:00 p.m. (New York time) (or 1:15 p.m. (New York time) if applicable under the next succeeding sentence) on the Borrowing Date of each ABR Advance and (y) 11:00 a.m. (New York time) (or 11:15 a.m. (New York time) if applicable under the next succeeding sentence) at least two Business Days prior to the Borrowing Date of each Eurodollar Advance. The Administrative Agent shall give prompt notice of each Borrowing Notice to each applicable Lender. The time for delivery of a Borrowing Notice for an ABR Advance that is a Revolving Credit Advance shall be extended by 15 minutes if the day on which such Borrowing Notice is given is also a day on which the Borrower is required to accept or reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6, and the time for delivery of a Borrowing Notice for a Eurodollar Ratable Advance shall be extended by 15 minutes if the day on which such Borrowing Notice is given is also a day on which the Borrower is required to accept or reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Borrowing Notice shall specify:

(i) the Borrowing Date, which shall be a Business Day, of such Ratable Advance;

(ii) the aggregate amount of such Ratable Advance;

(iii) the Rate Option selected for such Ratable Advance;

(iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6); and

(v) the Series and Credit Facility under which such Ratable Advance is being requested.

2.2.4. Conversion and Continuation of Outstanding Ratable Advances. Each ABR Advance shall continue as an ABR Advance unless and until such ABR Advance is converted into a Eurodollar Advance in accordance with this Section 2.2.4 or is prepaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically continued as a Eurodollar Advance with an Interest Period of one month unless such Eurodollar Advance shall have been either (a) prepaid in accordance with Section 2.6, (b) continued as a Eurodollar Advance for another Interest Period in accordance with this Section 2.2.4 or (c) converted into an ABR Advance in accordance with this Section 2.2.4. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Ratable Advance into another Rate Option; provided that any conversion or continuation of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice substantially the form of Exhibit G hereto (a “Rate Option Notice”) of each conversion of an ABR Advance into a Eurodollar Advance, or continuation of a Eurodollar Advance or the conversion of a Eurodollar Advance into an ABR Advance, not later than 1:00 p.m. (New York time) (x) on the Business Day of the conversion of a Eurodollar Advance into an ABR Advance or (y) at least two Business Days prior to the date of the requested conversion or continuation of a Ratable Advance into or as a Eurodollar Advance, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation;

(ii) the aggregate amount and Rate Option applicable to the Ratable Advance which is to be converted or continued; and

(iii) the amount and Rate Option(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).

2.2.5. Limitations. Revolving Credit Ratable Advances shall be subject to the applicable limitations set forth in Section 2.5.

2.2.6. Interest Period. The Interest Period of a Eurodollar Advance may not end later than the latest Revolving Credit Facility Termination Date or maturity date with respect to an Advance of Incremental Term Loans, as applicable, in effect at the time of the borrowing or continuation of or conversion into such Eurodollar Advance.

2.3. Competitive Bid Advances.

2.3.1. Competitive Bid Option. In addition to Revolving Credit Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.1(b)(i) as to the maximum aggregate principal amount of all outstanding Revolving Credit Loans and Letter of Credit Obligations hereunder and the limitation in Section 2.1.1(b)(ii) as to the maximum aggregate amount of all outstanding Competitive Bid Advances), the Borrower may, as set forth in this Section 2.3, request the Revolving Credit Lenders, prior to the latest Revolving Credit Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Revolving Credit Lender may, but shall have no obligation to, make any such offer in the manner set forth in this Section 2.3.

2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent (whether or not it is the Competitive Bid Agent) by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit M so as to be received no later than (i) at least five (5) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) at least two (2) Business Days (or, if so agreed by the Borrower and the Administrative Agent, one (1) (but not less than one (1)) Business Day) prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction. The Competitive Bid Quote Request shall specify whether the Borrower or the Administrative Agent shall be the Competitive Bid Agent with respect thereto, and, if the Administrative Agent is the Competitive Bid Agent, the Borrower shall deliver the Competitive Bid Quote Request to the Administrative Agent not later than 10:00 a.m. (New York time) on the day on which it is required to be delivered. Each Competitive Bid Quote Request shall specify:

(i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

(ii) the aggregate principal amount of such proposed Competitive Bid Advance, which shall be not less than $10,000,000 and in an integral multiple of $1,000,000 if in excess thereof;

(iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate; and

(iv) the Competitive Bid Interest Period applicable thereto (which may not end after the latest Revolving Credit Facility Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Competitive Bid Interest Period, but not more than five Competitive Bid Interest Periods, in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any Competitive Bid Quote Request that did not result in a Competitive Bid Advance being made. If the Administrative Agent is the Competitive Bid Agent, it may reject a Competitive Bid Quote Request that does not conform substantially to the form of Exhibit M and shall promptly notify the Borrower of such rejection by telecopy.

2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of delivery of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Competitive Bid Agent shall send to each of the Revolving Credit Lenders (except as otherwise provided in Section 2.3.10) by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit N hereto, which shall constitute an invitation by the Borrower to each such Revolving Credit Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

2.3.4. Submission and Contents of Competitive Bid Quotes.

(a) Except as otherwise provided in Section 2.3.10, each Revolving Credit Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Competitive Bid Agent by telecopy at its offices specified in or pursuant to Article XIV not later than (i) 10:00 a.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Credit Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that, if the Administrative Agent is the Competitive Bid Agent, Competitive Bid Quotes submitted by the Administrative Agent as a Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Revolving Credit Lenders. Subject to Articles V and IX, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Competitive Bid Agent given on the instructions of the Borrower (if the Borrower is not the Competitive Bid Agent).

(b) Each Competitive Bid Quote shall be in substantially the form of Exhibit L and shall in any case specify:

(i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

(ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to all Revolving Credit Commitments of the quoting Revolving Credit Lender, (B) must be in an integral multiple of $1,000,000 and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

(iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

(iv) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower, which amount shall not be less than $1,000,000;

(v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

(vi) the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Revolving Credit Lender which may be accepted by the Borrower; and

(vii) the identity of the quoting Revolving Credit Lender.

(c) The Competitive Bid Agent shall reject any Competitive Bid Quote that:

(i) is not substantially in the form of Exhibit L or does not specify all of the information required by Section 2.3.4(b);

(ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit L;

(iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(iv) arrives after the time set forth in Section 2.3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Competitive Bid Agent shall notify the relevant Revolving Credit Lender of such rejection as soon as practical and (if the Administrative Agent is the Competitive Bid Agent) shall promptly send a copy of the rejected Competitive Bid Quote to the Borrower.

2.3.5. Notice to Borrower. If the Administrative Agent is the Competitive Bid Agent, it shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Revolving Credit Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Revolving Credit Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Competitive Bid Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. If the Administrative Agent is the Competitive Bid Agent, its notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered. In addition, if the Administrative Agent is the Competitive Bid Agent, it shall send copies of each Competitive Bid Quote to the Borrower.

2.3.6. Acceptance and Notice by Borrower. Not later than (i) 11:00 a.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Credit Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers received by it pursuant to Section 2.3.4 or so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a “Competitive Bid Borrowing Notice”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted and (if the Administrative Agent is not the Competitive Bid Agent) shall include copies of each Competitive Bid Quote that is accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(iv) and (vi)); provided that:

(i) the aggregate principal amount of each Competitive Bid Advance may not exceed (but, within the limitations set forth in Section 2.3.2(ii), may be less than) the applicable amount set forth in the related Competitive Bid Quote Request;

(ii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and

(iii) the Borrower may not accept any offer that is described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

2.3.7. Allocation by Competitive Bid Agent. If offers are made by two or more Revolving Credit Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Competitive Bid Agent among such Revolving Credit Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Competitive Bid Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Revolving Credit Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Revolving Credit Lender has stated in its applicable Competitive Bid Quote that it is willing to accept. Allocations by the Competitive Bid Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Revolving Credit Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Revolving Credit Lender.

2.3.8. Limitations. Competitive Bid Advances shall be subject to the applicable limitations contained in the last sentence of Section 2.5.

2.3.9. Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee, in the amount to be agreed, for each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to Section 2.3.2. Such administration fee shall be payable in arrears on each Quarterly Payment Date hereafter and on the latest Revolving Credit Facility Termination Date (or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate or be canceled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

2.3.10. Revolving Credit Declining Lender. Notwithstanding anything to the contrary contained herein, (a) a Revolving Credit Declining Lender shall not be entitled to receive an Invitation for Competitive Bid Quotes inviting an offer for, and shall not offer to make and shall not make, a Competitive Bid Loan for a Competitive Bid Interest Period that expires later than its Revolving Credit Declining Lender’s Termination Date and (b) the Borrower may not request a Competitive Bid Advance for a Competitive Bid Interest Period expiring later than any Revolving Credit Declining Lender’s Termination Date if, following the making of such Competitive Bid Advance, the aggregate amount of all Competitive Bid Advances for Competitive Bid Interest Periods expiring later than such Revolving Credit Declining Lender’s Termination Date would exceed the amount to which the Competitive Bid Sublimit will be reduced upon such Revolving Credit Declining Lender’s Termination Date.

2.3.11. Competitive Bid Loan Maturity. Any Competitive Bid Loans shall be repaid by the Borrower on the last day of the Competitive Bid Interest Period applicable thereto.

2.4. Undrawn Fee; Reductions in Aggregate Revolving Credit Commitment.

(a) The Borrower agrees to pay to the Administrative Agent for the ratable account of the Revolving Credit Lenders of each Series (other than any Defaulting Lender) an undrawn commitment fee (“Undrawn Fee”) at a per annum rate equal to the Applicable Fee Rate for such Series on the average daily Available Revolving Credit for such Series from the Amendment No. 9 Effective Date to and including the latest Revolving Credit Facility Termination Date applicable to such Series, payable quarterly in arrears, with such payment being due, with respect to any calendar quarter, not later than the fifth day after submission by the Administrative Agent to the Borrower of an invoice for such calendar quarter (provided that the Undrawn Fee accruing for the period from the Amendment No. 9 Effective Date through the end of the calendar quarter in which the Amendment No. 9 Effective Date occurs shall be paid together with the Undrawn Fee accruing for the immediately succeeding calendar quarter) and, with respect to each Lender, upon termination or expiration of the Revolving Credit Commitment of such Lender under the Revolving Credit Facility of the applicable Series. Within each Series, any such Undrawn Fee shall be allocated ratably among the Revolving Credit Lenders of such Series (other than any Defaulting Lender) ratably in respect of their respective Series Revolving Credit Ratable Shares. For the avoidance of doubt, Competitive Bid Advances shall not be considered usage under any Revolving Credit Facility for purposes of the Undrawn Fee.

(b) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part in integral multiples of $10,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that (i) the amount of the Aggregate Revolving Credit Commitment may not be reduced below the sum of (A) aggregate principal amount of the outstanding Revolving Credit Loans and (B) the Letter of Credit Obligations and (ii) any such reduction of the Aggregate Revolving Credit Commitment shall be allocated ratably among the Revolving Credit Commitments of the Revolving Credit Lenders (based on their respective Total Revolving Credit Ratable Shares); provided that the Revolving Credit Commitments may be terminated in their entirety if all of the Revolving Credit Ratable Advances and the Competitive Bid Advances have been repaid in full and no Letter of Credit Obligations are outstanding, except undrawn Alternative Letters of Credit, which shall be governed by a reimbursement agreement in form and substance reasonably satisfactory to the applicable Issuing Banks. For the avoidance of doubt, each reduction of the Aggregate Revolving Credit Commitment shall be applied ratably among all Series of Revolving Credit Facilities then in effect.

2.5. Minimum Amount of Each Revolving Credit Advance; Maximum Number of Revolving Credit Advances. Each Eurodollar Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each ABR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any ABR Advance may be in the amount of the Aggregate Available Revolving Credit. Each Competitive Bid Advance shall be in the minimum amount provided for in Section 2.3. There shall be no more than ten (10) Fixed Rate Advances outstanding under the Revolving Credit Facilities (in the aggregate) at any time.

2.6. Prepayments.

(a) The Borrower may from time to time prepay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding ABR Advances upon one Business Day’s prior notice to the Administrative Agent. The Borrower may from time to time pay, upon three Business Days’ prior notice to the Administrative Agent, subject to the payment of any funding indemnification amounts required by Section 3.6 but without penalty or premium, (i) all of a Eurodollar Advance, or (ii) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and provided such payment would not reduce the outstanding principal amount of such Eurodollar Advance to less than $5,000,000) any portion of a Eurodollar Advance. The Borrower shall specify in such notice which Series and Credit Facility of Loans is being prepaid. For the avoidance of doubt, each prepayment of Revolving Credit Loans shall be applied ratably among all Series of Revolving Credit Facilities. The Borrower may from time to time pay, prior to the last day of the applicable Competitive Bid Interest Period, upon three Business Days’ prior notice to the Administrative Agent, all (but not less than all) of any Competitive Bid Loan having an initial Competitive Bid Interest Period of 90 days or longer and, with the approval of the Revolving Credit Lender holding such Competitive Bid Loan, any other Competitive Bid Loan, subject, in any case, to payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium.

(b) If at any time the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans (including Revolving Credit Ratable Loans and Competitive Bid Loans) plus (ii) the aggregate amount of Letter of Credit Obligations at any time exceeds the Aggregate Revolving Credit Commitment at such time, the Borrower shall prepay Revolving Credit Loans and/or Cash Collateralize Letter of Credit Obligations to eliminate such excess. If at any time (1) the Total Revolving Credit Exposure of any Lender exceeds its Revolving Credit Commitment at such time, the Borrower shall prepay Revolving Credit Loans and/or Cash Collateralize Letter of Credit Obligations to eliminate such excess; or (2) the Letter of Credit Obligations exceeds the Aggregate L/C Limit at such time, the Borrower shall Cash Collateralize Letter of Credit Obligations to eliminate such excess.

2.7. Funding. Not later than 2:00 p.m. (New York time) on the Closing Date, each Lender shall make available its Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIV. Not later than or 1:00 p.m. (New York time) on any other Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will make the funds so received from the applicable Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.8. Interest Rates.

(a) Each ABR Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such ABR Loan is made or is automatically converted from a Eurodollar Loan into an ABR Loan pursuant to Section 2.2.4, to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to Section 2.2.4, at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Base Rate Margin for such day. Changes in the rate of interest on any ABR Loan will take effect simultaneously with each change in the Alternate Base Rate or the Applicable Base Rate Margin.

(b) Each Eurodollar Loan (other than a Eurodollar Bid Rate Loan) shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Adjusted LIBO Rate for such Interest Period plus the Applicable Eurodollar Margin in effect two Business Days prior to the first day of such Interest Period.

(c) Each Absolute Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Absolute Rate applicable thereto.

(d) Each Eurodollar Bid Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Adjusted LIBO Rate for such Interest Period plus the applicable Competitive Bid Margin.

2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2, during the continuance of a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of Revolving Credit Loans that the Borrower has requested hereunder or by the issuance, amendment or extension of a Letter of Credit that the Borrower has requested hereunder or (b) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders adversely affected thereby to a reduction in an interest rate under a Revolving Credit Facility), declare that no Loan may be made as, converted into or continued (after the then applicable Interest Period therefor) as a Fixed Rate Loan. During the continuance of a Default the Required Lenders may, at their option, declare that (i) each Fixed Rate Loan shall bear interest at the rate otherwise applicable to such Fixed Rate Loan plus 2% per annum and (ii) each ABR Loan shall bear interest at the rate per annum otherwise applicable to such ABR Loan plus 2% per annum, provided that, during the continuance of a Default under Section 8.5 or 8.6, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all applicable Revolving Credit Loans without any election or action on the part of the Administrative Agent or any Lender.

2.10. Method and Allocation of Payments.

(a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

(b) Except as otherwise provided in Section 2.10(c) and (d):

(i) Payments of principal on Revolving Credit Ratable Loans received by the Administrative Agent shall be allocated among the Lenders under all Revolving Credit Facilities based on their Total Revolving Credit Ratable Shares; except that payment of principal of Revolving Credit Ratable Loans made under Revolving Credit Commitments on the termination date thereof shall be made to the Lenders of such Revolving Credit Commitments, ratably based on their Series Revolving Credit Ratable Shares;

(ii) Payments of interest on Revolving Credit Ratable Loans received by the Administrative Agent shall be allocated among each Series ratably based on the amount of interest due to each Series, and within the Revolving Credit Lenders of each Series based on their Series Revolving Credit Ratable Shares; except that payment of interest accrued on Revolving Credit Ratable Loans made under Revolving Credit Commitments on the termination date thereof shall be made to the Lenders of such Revolving Credit Commitments, ratably based on their Series Revolving Credit Ratable Shares;

(iii) Payments of principal on any Competitive Bid Advance received by the Administrative Agent shall be paid, on a pro rata basis, to the Revolving Credit Lender or Revolving Credit Lenders holding the Competitive Bid Loan or Loans comprising such Revolving Credit Advance and payments of interest on such Competitive Bid Advance received by the Administrative Agent shall be allocated to the Revolving Credit Lender or Revolving Credit Lenders that funded such Revolving Credit Advance, pro rata based on the amount of interest due each such Revolving Credit Lender on its outstanding principal (it being acknowledged that the rate of interest payable to Revolving Credit Lenders on the Competitive Bid Loans may differ); and

(iv) Payments of principal and interest on any Incremental Term Loans received by the Administrative Agent shall be allocated among the Incremental Term Lenders of the relevant Series on a pro rata basis.

(c) Payments made by the Borrower with respect to any Series shall be applied first, to interest and fees accrued on the Loans or Revolving Credit Commitments of such Series and second, to the principal of the Loans of such Series.

(d) Notwithstanding the provisions of Section 2.10(b), if each of the conditions listed in Clauses (A) through (C) below exists on the date on which a payment on any Revolving Credit Loan is made then such payment shall be allocated on a pro rata basis between the holders of the Competitive Bid Loans and holders of the Revolving Credit Ratable Loans based upon the respective amounts of such Competitive Bid Loans and Revolving Credit Ratable Loans outstanding if it is a payment of principal and shall be allocated on a pro rata basis between holders of the Competitive Bid Loans and holders of the Revolving Credit Ratable Loans based on the amount of interest due to such holders if it is a payment of interest: (A) a Default exists and is continuing and has not been waived, (B) the Revolving Credit Loans have been accelerated or otherwise shall have become due, and (C) the pro rata share of one or more of the Revolving Credit Lenders in the total amount of all outstanding Competitive Bid Loans does not equal their Total Revolving Credit Ratable Share.

(e) If the Administrative Agent receives payments on any Business Day of any amounts payable to any Lender hereunder and fails to pay such amount to such Lender (i) on or before the close of business on such day if such payment was received by 1:00 p.m. (New York time) on such day or (ii) on or before the next succeeding Business Day if such payment was received after 1:00 p.m. (New York time) on such day of receipt, the Administrative Agent shall pay to such Lender interest on such unpaid amount at the Federal Funds Effective Rate until such amount is so paid to such Lender.

2.11. Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Series, Rate Option and Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to Sections 2.11(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Revolving Credit Ratable Loans be evidenced by a Revolving Credit Note, that its Incremental Term Loans be evidenced by an Incremental Term Note and that its Competitive Bid Loans be evidenced by a Competitive Bid Note. In such event, the Borrower shall prepare, execute and deliver to such Lender the Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.11(a) and (b) above.

2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Loans, effect selections of Rate Options and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each ABR Advance shall be payable monthly, with such payment being due, with respect to any calendar month, not later than the fifth day after submission by the Administrative Agent to the Borrower of an invoice for such calendar month (or portion thereof in the case of September 2012). Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the first day of each calendar quarter during such Interest Period. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year except that interest on ABR Advances made at the Prime Rate and Absolute Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.14. Notification of Revolving Credit Advances, Interest Rates, Prepayments and Aggregate Revolving Credit Commitment Reductions. Promptly after receipt thereof, (a) the Administrative Agent will notify each Revolving Credit Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice and Competitive Bid Borrowing Notice (except as otherwise provided in Section 2.3.10), and (b) the Administrative Agent shall notify each Lender of each Borrowing Notice, Rate Option Notice and repayment notice received by the Administrative Agent with respect to the applicable Credit Facility. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan under the applicable Credit Facility promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate or Applicable Base Rate Margin.

2.15. Lending Installations. Each Lender may book its Loans under the applicable Series of Revolving Credit Facility at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the applicable Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans under such Series of Revolving Credit Facility will be made by it and for whose account Loan payments under such Series of Revolving Credit Facility are to be made.

2.16. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date, or time of day in the case of same-day borrowings, on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.17. Extension of Revolving Credit Facility Termination Dates and Maturity Dates(a) . The Borrower may request, but not more than once in each fiscal year of the Borrower, and on no more than five occasions in the aggregate, in each case, after the Amendment No. 9 Effective Date, (x) with respect to any Series of Revolving Credit Facility, an extension of the Revolving Credit Facility Termination Date applicable to all or a portion of the Revolving Credit Commitments under such Series and (y) with respect to any Series of Incremental Term Loans, an extension of the maturity date applicable to such Series, in each case, by submitting a request for an extension to the Administrative Agent (an “Extension Request”); provided that one or more Extension Requests relating to several Series of Revolving Credit Facilities made on one day shall count as one Extension Request. The Extension Request must specify the new Revolving Credit Facility Termination Date or, in the case of any Series of Incremental Term Loans, the extended maturity date thereof (the “Extended Maturity Date”), requested by the Borrower with respect to such Series or portion of the Revolving Credit Commitments or Incremental Term Loans thereunder (the date, if any, on which such Extended Maturity Date becomes effective, the “Extension Date”), which shall be not more than five years after the Extension Date. The Extension Request shall be accompanied by a certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the date of the Extension Request, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). On the Extension Date (and as a condition to effectiveness of the extension to occur on such Extension Date), the Borrower shall deliver a certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the Extension Date, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender under the applicable Revolving Credit Facility or Incremental Term Loans, as applicable, of the contents thereof and shall request each Lender under such Revolving Credit Facility to approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). If the Borrower makes an Extension Request, a Lender may, at its election, approve or deny the requested extension of a Revolving Credit Facility Termination Date or maturity date, as applicable (it being understood that no Lender shall be under any obligation to approve an extension of any Revolving Credit Facility Termination Date or maturity date). Each Lender approving an Extension Request shall deliver its written approval no later than 30 days following such Extension Request or such later date agreed to by the Borrower (such 30th or later date, the “Extension Response Deadline”). If written approval of the Lenders holding a majority of the Revolving Credit Commitments under such Series of Revolving Credit Facility or Incremental Term Loans under such Series, as applicable, is not received by the Administrative Agent by the Extension Response Deadline, the Extension Request with respect to such Series shall be denied. If such written approval of the Lenders holding a majority of the Revolving Credit Commitments under a Series of Revolving Credit Facility or Incremental Term Loans under a Series, as applicable, is received by the Administrative Agent by the Extension Response Deadline, the Revolving Credit Facility Termination Date applicable to such Series of Revolving Credit Facility, or the requested portion of the Revolving Credit Commitments thereunder, or the maturity date applicable to such Series of Incremental Term Loans, as applicable, shall be extended to the Extended Maturity Date but only with respect to Revolving Credit Commitments of the Lenders under the applicable Revolving Credit Facility or Incremental Term Loans of the Lenders under the applicable Series, as applicable, that have given such written approval (the “Extending Lenders”). To the extent an extension fee is agreed among the Borrower, the Administrative Agent and the Extending Lenders, the Borrower shall pay such extension fee to the Extending Lenders, payable on the Extension Date. A Declining Lender may be replaced prior to the Extension Date applicable to such Extension Request as provided in Section 2.20(b). If a Declining Lender is not so replaced, (a) if the Extension Request is related to a Revolving Credit Commitment, the Aggregate Revolving Credit Commitment shall be decreased by the Revolving Credit Commitment of each such Revolving Credit Declining Lender (with concurrent reduction in the applicable Series of Revolving Credit Commitments) as of the applicable Revolving Credit Facility Termination Date, subject to Section 2.1.1(d) and (e), and (b) the Incremental Term Loans not extended or Revolving Credit Loans made under the Revolving Credit Commitment not extended and all interest, fees and other amounts owed to such Declining Lender with respect to the non-extended Loans and/or Revolving Credit Commitments shall be paid in full on the applicable Revolving Credit Facility Termination Date or maturity date of the relevant Series of Incremental Term Loans. Notwithstanding anything to the contrary set forth above, following the applicable Extension Date, (x) the Revolving Credit Facility Termination Date applicable to any Revolving Credit Declining Lender’s Revolving Credit Commitment may be extended to the Extended Maturity Date applicable to such Series of Revolving Credit Commitments pursuant to a written agreement between such Revolving Credit Declining Lender and the Borrower (which written agreement shall be promptly delivered to the Administrative Agent and shall not contain terms more favorable to such Lender than those provided to the Lenders that initially approved the Extended Maturity Date) and (y) the maturity date applicable to any Incremental Term Loan Declining Lender’s Incremental Term Loans may be extended to the Extended Maturity Date applicable to such Series of Incremental Term Loans pursuant to a written agreement between such Incremental Term Loan Declining Lender and the Borrower (which written agreement shall be promptly delivered to the Administrative Agent and shall not contain terms more favorable to such Lender than those provided to the Lenders that initially approved the Extended Maturity Date), in each case, without complying with any of the other requirements set forth above.

2.18. Facility Increase.

(a) The Borrower may, at any time and from time to time, by notice to the Administrative Agent, request (i) an increase in the Revolving Credit Commitments of any Series with the latest Revolving Credit Facility Termination Date, (ii) the establishment of a new Series of Revolving Credit Commitments (each of clauses (i) and (ii) a “Revolving Facility Increase”), (iii) the establishment of a term loan credit facility (an “Incremental Term Facility” and the term loans thereunder the “Incremental Term Loans”) or (iv) increase the principal amount of any existing Incremental Term Facility (each of clauses (iii) and (iv), a “Term Facility Increase”), which notice shall set forth the amount of such requested Facility Increase. Such Facility Increase may be effected (x) in the case of a Revolving Facility Increase, (i) by having one or more New Revolving Credit Lenders become Lenders under the applicable Revolving Credit Facility and/or (ii) by having any one or more of the then existing Lenders under the applicable Revolving Credit Facility (at their respective election in their sole discretion), in each case, that have been approved by the Borrower, the Administrative Agent and each Issuing Bank (such approvals by the Administrative Agent and each Issuing Bank not to be unreasonably withheld or delayed), increase the amount of their existing Revolving Credit Commitments or (y) in the case of a Term Facility Increase, (i) by having one or more Persons that are Eligible Assignees (except that no such Person shall require the approval of any Issuing Bank) become Lenders under an Incremental Term Facility and/or (ii) by having one or more of the then existing Lenders under the applicable Incremental Term Facility (at their respective election in their sole discretion), in each case, that has been approved by the Borrower, increase the amount of their Incremental Term Loans (each such Person, an “Incremental Term Lender”), provided that (i) each Facility Increase shall be in an amount not less than $5,000,000, (ii) after giving effect to the Facility Increase, the Aggregate Facilities Amount shall not exceed the Aggregate Credit Facility Limit, (iii) no Unmatured Default or Default exists or would exist after giving effect to the Facility Increase, (iv) all financial covenants set forth in Section 7.27 would be satisfied on a pro forma basis for the most recent determination period, assuming that the Revolving Credit Loans and Incremental Term Loans outstanding on the date of effectiveness of the Facility Increase had been outstanding on the last day of such determination period, (v) any Facility Increase shall be pursuant to this Agreement, (vi) if such Facility Increase is to increase (1) the Revolving Credit Commitments of an existing Series of Revolving Credit Facility or (2) the Incremental Term Loans of an existing Incremental Term Facility, the terms and conditions of such Facility Increase shall be the same as the terms and conditions applicable to such existing Series or such Incremental Term Facility, as applicable, (vii) if a Facility Increase establishes a new Series of Revolving Credit Facility, (1) such new Series shall mature no earlier than the latest Revolving Credit Facility Termination Date then in effect, (2) no new Series shall have an all-in-yield (taking into account the interest rate, any interest rate “floors” and any upfront fees) greater than any Series of Revolving Credit Facility then in effect and (3) except as permitted by clauses (1) and (2), all other terms and conditions of the new Series shall be the same as the terms and conditions of each existing Series of Revolving Credit Facilities and (viii) if a Facility Increase establishes a new Incremental Term Facility, all terms and conditions (other than amortization, maturity and pricing (including any upfront fees)) of the new Incremental Term Facility shall be the same as the terms and conditions of each existing Series of Revolving Credit Facilities and each of the Incremental Term Lenders shall have the same rights and obligations hereunder as a Revolving Credit Lender; provided that (A) the Incremental Term Loans shall be funded in full (and any commitments therefor shall be deemed terminated upon such funding in full) on the applicable Increase Date (as defined below), (B) the Borrower shall not have the ability to reborrow any Incremental Term Loans once repaid, (C) the Incremental Term Lenders shall not be required to make any Revolving Credit Ratable Advances and shall not receive Undrawn Fees and (D) the Incremental Term Lenders shall not have any rights or obligations under Article IV and shall not receive Letter of Credit Fees.

(b) As a condition to a Facility Increase, (i) (x) in the case of a Revolving Facility Increase, the Borrower and each applicable Additional Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit C hereto and the Administrative Agent shall have accepted and executed the same and (y) in the case of a Term Facility Increase, the Borrower, the Administrative Agent and each applicable Additional Lender shall have executed and delivered an Incremental Facility Agreement ; (ii) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Administrative Agent the applicable Note payable to the order of such Additional Lender; (iii) the Guarantors shall have consented in writing to the Facility Increase and shall have agreed that their Guaranty Agreements continue in full force and effect; (iv) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility Increase; and (v) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.1(ix), modified to apply to the Facility Increase and to each Note, Commitment and Acceptance, and other documents executed and delivered in connection with such Facility Increase). The form and substance of the documents required under clauses (i) through (v) above shall be reasonably acceptable to the Administrative Agent. The Administrative Agent shall promptly provide written notice to all of the Lenders hereunder of each Facility Increase and shall promptly provide copies of each Commitment and Acceptance and each Incremental Facility Agreement to all of the Lenders.

(c) Upon the effective date of any Revolving Facility Increase pursuant to the provisions hereof (the “Increase Date”), which Increase Date shall be mutually agreed upon by the Borrower, each applicable Additional Lender and the Administrative Agent, (A) such Additional Lender under the applicable Revolving Credit Facility shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Revolving Credit Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Letter of Credit then outstanding, ratably, such that each Revolving Credit Lender (including each Additional Lender under such Revolving Credit Facility) holds a participation interest in each such Letter of Credit in the amount of its then Total Revolving Credit Ratable Share thereof; and (B) each Additional Lender under the applicable Revolving Credit Facility shall make its Total Revolving Credit Ratable Share of all Revolving Credit Ratable Advances made on or after such Increase Date and shall otherwise have all of the rights and obligations of a Revolving Credit Lender hereunder on and after such Increase Date.

(d) After the Increase Date, Administrative Agent shall promptly provide to each Lender a new Schedule 1 to this Agreement. In the event that there are any Revolving Credit Ratable Loans outstanding after giving effect to an increase in the Aggregate Revolving Credit Commitment pursuant to this Section 2.18, upon notice from Administrative Agent to each Lender in the case of a Revolving Facility Increase, the amount of such Revolving Credit Ratable Loans owing to each Lender shall be appropriately adjusted to reflect the new Revolving Credit Commitments of each Series and the new Total Revolving Credit Ratable Shares of Lenders of each such Series, it being intended that all Revolving Credit Ratable Loans be shared pro rata across all Revolving Credit Facilities and within each Revolving Credit Facility. If, as a result of any such adjustment to the amount of Revolving Credit Ratable Loans owing to any Lender, any payment of all or a portion of any Eurodollar Loan owing to any such Lender occurs on a day which is not the last day of the applicable Interest Period, Borrower shall pay to Administrative Agent for the benefit of the affected Lenders any loss or cost incurred by such Lenders resulting therefrom in accordance with Section 3.6.

(e) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase any Revolving Credit Commitment hereunder or to provide any Incremental Term Loans at any time or a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase any Revolving Credit Commitment hereunder or provide any Incremental Term Loans at any time.

2.19. [Reserved].

2.20. Mitigation Obligations; Replacement of a Lender.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1 or 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts in respect of any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1, 3.2 or 3.7, as the case may be, in the future, or would cause Section 3.5 to be inapplicable, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.1, Section 3.2 or Section 3.7 (only to the extent that such Lender’s request for compensation is in respect of Indemnified Taxes and is materially greater than requests made by other similarly situated Lenders under Section 3.7), or if the Borrower is required to pay any Indemnified Taxes or additional amounts in respect of any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, or if a Lender gives notice of illegality pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a) or Section 3.5, as the case may be, or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Declining Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.7) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.3;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.6) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law;

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(vi) in the case of an assignment by a Declining Lender, the applicable assignee shall agree at the time of such assignment to the extension to the new Revolving Credit Facility Termination Date with respect to the applicable Revolving Credit Facility or the new maturity date with respect to the applicable Series of Incremental Term Loans, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and the Administrative Agent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21. Termination of Revolving Credit Commitment of Revolving Credit Declining Lender or Non-Consenting Lender. At any time prior to the replacement of a Revolving Credit Declining Lender or a Non-Consenting Lender pursuant to Section 2.20, the Borrower may, upon not less than 15 days’ prior notice to the Administrative Agent and such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, terminate any Revolving Credit Commitment of such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, as of a Business Day (in the case of the termination of a Revolving Credit Commitment of a Revolving Credit Declining Lender, prior to such Revolving Credit Declining Lender’s Termination Date) set forth in such notice; provided, however, that if such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, is an Issuing Bank, such termination of a Revolving Credit Commitment shall be permitted only upon satisfaction of the requirements set forth in Section 4.10. In the event of such termination of a Revolving Credit Commitment, the Borrower shall pay to the Administrative Agent on the date of termination of such Revolving Credit Commitment, for the account of such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, all Loans and other sums payable to such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, under the Revolving Credit Facilities. Such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.6, 3.7, 4.6, 4.9 and 10.6 to the extent such Revolving Credit Declining Lender’s or Non-Consenting Lender’s, as the case may be, entitlement to such benefit arose out of its position as a Lender under a Revolving Credit Facility prior to the termination of its Revolving Credit Commitment.

2.22. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents:

(a) Defaulting Lender Adjustments. If any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Letter of Credit Exposure with respect to such Defaulting Lender in accordance with Section 4.10; fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Revolving Credit Ratable Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Letter of Credit Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.10; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or outstanding Letters of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and outstanding Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or outstanding Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with their Revolving Credit Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Undrawn Fee or Letter of Credit Fee for any period during which that Lender is a Defaulting Lender.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Total Revolving Credit Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.10.

(C) With respect to any Undrawn Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Letter of Credit Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) no Default or Unmatured Default shall have occurred and be then continuing (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such condition is satisfied at such time), and (y) such reallocation does not cause the Total Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Letter of Credit Exposure in accordance with the procedures set forth in Section 4.10.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments (without giving effect to clause (a)(i) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Letter of Credit Exposure after giving effect thereto.

ARTICLE III

INCREASED COSTS; TAXES

3.1. Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) subject any Lender or Issuing Bank to any Taxes (other than (A) any Indemnified Taxes or Other Taxes indemnified under Section 3.7 and (B) Excluded Taxes); or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon receipt by the Borrower of a certificate delivered by such Lender or Issuing Bank pursuant to Section 3.3, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided, in each case, that such Lender or such Issuing Bank has requested such payments from similarly situated borrowers.

3.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, upon receipt by the Borrower of a certificate delivered by such Lender or Issuing Bank pursuant to Section 3.3, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided, in each case, that such Lender or such Issuing Bank has requested such payments from similarly situated borrowers.

3.3. Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 3.1 or 3.2 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

3.4. Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to Section 3.1 or 3.2 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to Section 3.1 or 3.2 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.5. Availability of Certain Advances; Illegality. (a) If the Administrative Agent or the Required Lenders determine that (A) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, (B) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed ABR Loan or (C) the Adjusted LIBO Rate does not accurately reflect the cost of making or maintaining Eurodollar Advances, then (i) any Rate Option Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, (ii) if any Borrowing Notice requests a Eurodollar Advance, such Advance shall be made as an ABR Advance, (iii) any request by the Borrower for a Competitive Bid Advance to the extent consisting of Eurodollar Bid Rate Loans shall be ineffective and (iv) in the event of a determination described herein with respect to the Adjusted LIBO Rate prong of the Alternate Base Rate, the Adjusted LIBO Rate prong in determining the Alternate Base Rate shall be deemed to be 1.00% (i.e., 0.00% plus 1.00%), in each case, until the Administrative Agent upon the instruction of the Required Lenders revokes such notice, or (b) if, after the date of this Agreement, any Change in Law shall make it unlawful or impossible for any Lender (or its Lending Installation) to make, maintain or fund its Fixed Rate Advances hereunder such Lender shall so notify the Administrative Agent and the Borrower, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Fixed Rate Advances shall be suspended. Before giving any notice to the Administrative Agent and the Borrower pursuant to this Section 3.5, such Lender shall designate a different Lending Installation if such different Lending Installation is available to the applicable Lender, such designation will avoid the need for giving such notice and such designation will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Fixed Rate Advances to maturity and shall so specify in such notice, each such Fixed Rate Advance will automatically, upon such demand, be converted into an ABR Advance.

Notwithstanding the foregoing, if at any time (i) the Administrative Agent has made the determination described in clause (a) (B) of this section and has determined (which determination shall be conclusive absent manifest error) that such circumstances are unlikely to be temporary or (ii) the Administrative Agent has not made the determination described in clause (a) (B) of this section but the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and may enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as the Administrative Agent and the Borrower agree are applicable or appropriate in connection therewith (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate (before giving effect to the Applicable Eurodollar Margin) shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) of the first sentence of this paragraph, only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (w) any Rate Option Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, (x) if any Borrowing Notice requests a Eurodollar Advance, such Advance shall be made as an ABR Advance and (y) any request by the Borrower for a Competitive Bid Advance to the extent consisting of Eurodollar Bid Rate Loans shall be ineffective.

3.6. Funding Indemnification. If (a) (i) any payment of a Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including the occurrence during the Interest Period of the Revolving Credit Facility Termination Date applicable to the Revolving Credit Commitment or the maturity date applicable to an Incremental Term Facility, as applicable, under which such Fixed Rate Loan was made), (ii) a Fixed Rate Advance is not made, or (iii) any Advance is not continued or converted into a Fixed Rate Advance, on the date specified by the Borrower, in each case, for any reason other than default by one or more of the Lenders or (b) the assignment of any Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Borrower pursuant to Section 2.20, then the Borrower will indemnify each Lender for any loss or cost (including any reasonable internal administrative costs) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance. Determination of amounts payable under this Section 3.6 in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not.

3.7. Taxes.

(a) For purposes of this Section 3.7, the term “Lender” includes any Issuing Bank.

(b) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.7) the Lender or Administrative Agent, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(d) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.7) payable or paid by the Administrative Agent or such Lender and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) [Reserved].

(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.7, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as applicable, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.7(g)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so.

(ii) Without limiting the generality of the foregoing:

(A) each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

i) two properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for the applicable benefits of an income tax treaty to which the United States is a party;

ii) two properly completed and duly executed originals of IRS Form W-8ECI (or any successor form);

iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two properly completed and duly executed certificates substantially in the form of Exhibit E-1 (a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor form); or

iv) to the extent a Foreign Lender is not the beneficial owner, two properly completed and duly executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-3 or Exhibit E-4, IRS Form W-9, and/or other certification documents (or any successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 on behalf of each such direct and indirect partner;

(C) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 3.7(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(h) Treatment of Certain Refunds. If the Administrative Agent or any Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 3.7 (including by the payment of additional amounts pursuant to this Section 3.7), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 3.7 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.7 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

THE LETTER OF CREDIT FACILITY

4.1. Letters of Credit. At the request of the Borrower, each Issuing Bank shall, on the terms and conditions set forth in this Agreement, issue from time to time for the account of the Borrower or any of its Subsidiaries, through such offices or branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this Article IV, during the period commencing on the Closing Date and ending on the Business Day prior to the Letter of Credit Expiration Date; provided that (i) the aggregate face amount of all Letters of Credit outstanding at any time shall not exceed the Aggregate L/C Limit and (ii) no Issuing Bank shall be required to issue, renew, extend or amend any Letter of Credit if after giving effect thereto the aggregate face amount of Letters of Credit issued by such Issuing Bank would exceed such Issuing Bank’s L/C Limit. On the Amendment No. 9 Effective Date, the Existing Letters of Credit shall be deemed to be issued and outstanding under this Agreement and shall be Letters of Credit for all purposes of the Loan Documents.

4.2. Limitations. No Issuing Bank shall issue, renew, amend or extend, at any time, any Letter of Credit:

(i) if, after giving effect to the Letter of Credit or amendment or extension thereof requested hereunder, the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank shall exceed any limit imposed by Applicable Law upon such Issuing Bank or any Revolving Credit Lender;

(ii) if, after giving effect to the Letter of Credit or amendment or extension thereof requested hereunder, the sum of (A) the aggregate principal amount of all outstanding Revolving Credit Loans (including Revolving Credit Ratable Loans and Competitive Bid Loans) plus (B) the Letter of Credit Obligations exceeds the Aggregate Revolving Credit Commitment;

(iii) if such Issuing Bank receives written notice from the Administrative Agent on the proposed Issuance Date of such Letter of Credit that the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent;

(iv) that is in a currency other than United States dollars;

(v) [reserved];

(vi) if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Administrative Agent and the applicable Issuing Bank approve; provided that (x) on or prior to the Letter of Credit Expiration Date, the Borrower shall Cash Collateralize such Letter of Credit and (y) in no event shall any Letter of Credit issued under this Agreement have an expiry date that occurs after the first anniversary of the Letter of Credit Expiration Date;

(vii) (A) if, in the event that any Revolving Credit Facility Termination Date has been extended pursuant to Section 2.17, the undrawn face amount of all Letters of Credit outstanding at the time of such issuance, renewal, amendment or extension (other than Letters of Credit that have already been or will concurrently be Cash Collateralized in accordance with this clause (vii)) would, at any time prior to the expiry date of all such Letters of Credit, exceed the Aggregate Revolving Credit Commitment at any time prior to such expiry (after giving effect to the expiration of the Revolving Credit Commitments of Revolving Credit Declining Lenders and any Revolving Credit Facility Termination Date of any Series scheduled to occur prior to such expiry), unless the Administrative Agent and the applicable Issuing Bank approve and the Borrower shall have Cash Collateralized such amount of Letters of Credit such that the excess condition referred to in this clause (vii)(A) does not exist and (B) if, in the event that any Revolving Credit Facility Termination Date has been extended pursuant to Section 2.17, the undrawn face amount of all Letters of Credit outstanding at the time of such issuance, renewal, amendment or extension (other than Letters of Credit that have already been or will concurrently be Cash Collateralized in accordance with this clause (vii)) would, at any time prior to the expiry date of all such Letters of Credit, exceed the Aggregate L/C Limit at any time prior to such expiry (after giving effect to the expiration of the Revolving Credit Commitments of Revolving Credit Declining Lenders and any Revolving Credit Facility Termination Date of any Series scheduled to occur prior to such expiry), unless the Administrative Agent and the applicable Issuing Bank approve and the Borrower shall have Cash Collateralized such amount of Letters of Credit such that the excess condition referred to in this clause (vii)(B) does not exist; provided, however that no Issuing Bank shall be required to issue, renew, extend or amend any Letter of Credit if any Revolving Credit Facility Termination Date has been extended pursuant to Section 2.17 and the undrawn face amount of all Letters of Credit issued by such Issuing Bank and outstanding at the time of such issuance, renewal, amendment or extension (other than Letters of Credit that have already been or will concurrently be Cash Collateralized in accordance with this clause (vii)) would, at any time prior to the expiry date of all such Letters of Credit issued by such Issuing Bank, exceed such Issuing Bank’s L/C Limit at any time prior to such expiry; or

(viii) if any Lender is a Defaulting Lender and after giving effect to the issuance of such Letters of Credit or amendment or extension thereof, the sum of Total Revolving Credit Exposures of the Non-Defaulting Lenders would exceed the sum of the Revolving Credit Commitments of the Non-Defaulting Lenders, unless such excess amount is Cash Collateralized by the Borrower in accordance with Section 4.10.

4.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Letter of Credit is subject to the satisfaction in full of the condition that the Borrower shall have delivered to such Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents (including, if requested, an Application) and materials as may be reasonably required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content.

4.4. Procedure for Issuance of Letters of Credit.

(a) The Borrower shall give such Issuing Bank and the Administrative Agent not less than five (5) Business Days’ (or such shorter period as such Issuing Bank, the Borrower and the Administrative Agent shall agree) prior notice (in writing or by telephonic notice confirmed promptly in writing) of any requested issuance of a Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Letter of Credit is to be issued and (v) the Person for whose benefit the requested Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide such Issuing Bank with a copy of the form of the Letter of Credit it is requesting be issued and the proposed form shall be reasonably acceptable to the Issuing Bank.

(b) [Reserved]

(c) An Issuing Bank shall not extend (other than by operation of an automatic renewal provision) or amend any Letter of Credit unless the requirements of this Section 4.4 and Sections 4.1 and 4.2 are met as though a new Letter of Credit were being requested and issued.

(d) If Borrower so requests in any Application, then an Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than 30 days (the “Nonextension Notice Date”) prior to the last day of such twelve (12) month period. The Issuing Bank shall use commercially reasonable efforts to advise the Borrower of any such notice of nonextension. Unless otherwise directed by the applicable Issuing Bank, Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Evergreen Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such Issuing Bank shall not permit any such extension if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (except that Section 4.3(i) shall not apply), or (ii) it has received notice (which must be in writing) on or before the Business Day immediately preceding the Nonextension Notice Date from Administrative Agent, any Lender, or Borrower that one (1) or more of the applicable conditions specified in Section 5.2 is not then satisfied. Notwithstanding anything to the contrary contained herein, no Issuing Bank shall have any obligation to permit the extension of any Evergreen Letter of Credit at any time.

(e) Any Lender may, but shall not be obligated to, issue to the Borrower or any Subsidiary letters of credit (that are not Letters of Credit) for its own account, and at its own risk. None of the provisions of this Agreement shall apply to any letter of credit that is not a Letter of Credit.

4.5. Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment, shall not put such Issuing Bank under any resulting liability to any Revolving Credit Lender or, relieve any Revolving Credit Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Letter of Credit, an Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance with the requirements of such Letter of Credit.

4.6. Participation; Reimbursement.

(a) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with Section 4.4, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in the amount of its Total Revolving Credit Ratable Share of, such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.2). Provided that no Unmatured Default or Default shall have occurred and be continuing, immediately upon the Revolving Credit Declining Lender’s Termination Date of a Revolving Credit Declining Lender or termination of the Revolving Credit Commitment of a Revolving Credit Declining Lender or Non-Consenting Lender pursuant to Section 2.21, each other Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Revolving Credit Declining Lender or Non-Consenting Lender, without recourse or warranty, a portion of each such Revolving Credit Declining Lender’s or Non-Consenting Lender’s undivided interest and participation in all outstanding Letters of Credit (in the proportion of the Total Revolving Credit Ratable Shares of such purchasing Lenders determined immediately following the termination of the Revolving Credit Commitment of such Revolving Credit Declining Lender or Non-Consenting Lender) such that, upon such purchase, each Revolving Credit Lender holds an undivided interest and participation in all outstanding Letters of Credit in the amount of its then Total Revolving Credit Ratable Share thereof; provided that in no event shall such reallocation result in the Total Revolving Credit Exposure of any Lender exceeding its Revolving Credit Commitment. Upon a Revolving Credit Facility Termination Date of any Series (other than the Series with the latest Revolving Credit Facility Termination Date), provided that no Unmatured Default or Default shall have occurred and be continuing, the aggregate amount of participations in Letters of Credit held by Revolving Credit Lenders in respect of the Series of Revolving Credit Commitments terminating on such Revolving Credit Facility Termination Date shall be deemed to be reallocated to the Revolving Credit Lenders holding Revolving Credit Commitments of each other Series, such that, upon such reallocation, the participation of the remaining Revolving Credit Lenders in outstanding Letters of Credit shall be in proportion to their respective Total Revolving Credit Ratable Shares; provided that in no event shall such reallocation result in the Total Revolving Credit Exposure of any Lender exceeding its Revolving Credit Commitment.

(b) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall exercise commercially reasonable efforts to promptly notify the Borrower and the Administrative Agent thereof and the date required for payment of such drawing under such Letter of Credit. In the event that an Issuing Bank makes any payment under any Letter of Credit, the Borrower shall unconditionally reimburse such Issuing Bank not later than 2:00 p.m. (EST) on the next Business Day immediately following the day on which the Borrower receives notice of such payment from the Issuing Bank, whether payment is made through a Revolving Credit Advance hereunder or otherwise. If the Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify the Administrative Agent, which shall promptly so notify each Revolving Credit Lender. Upon receipt of such notice, each Revolving Credit Lender severally agrees that it shall promptly and unconditionally pay to the Administrative Agent (in same day funds) for the account of such Issuing Bank the amount of such Revolving Credit Lender’s Total Revolving Credit Ratable Share of the payments so made by such

Issuing Bank, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank’s account pursuant to this Section 4.6(b), to such Issuing Bank. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Total Revolving Credit Ratable Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Revolving Credit Lender shall not have so made its Total Revolving Credit Ratable Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Total Revolving Credit Ratable Share of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Total Revolving Credit Ratable Share of any payment on the date such payment is to be made.

(c) The payments made by the Revolving Credit Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Revolving Credit Advances hereunder and such payments shall for all purposes be treated as Revolving Credit Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.5). Such Revolving Credit Advances shall be ABR Advances, subject to the Borrower’s rights under Article II hereof.

(d) [reserved].

(e) The obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Letter of Credit and the Borrower’s reimbursement obligations in respect of Letters of Credit hereunder shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, the following:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Administrative Agent, any Revolving Credit Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Loan Party and the beneficiary named in any Letter of Credit);

(iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v) any failure by the Administrative Agent or an Issuing Bank to make any reports required pursuant to Section 4.8; or

(vi) the occurrence of any Default or Unmatured Default.

(f) (i) The Borrower’s reimbursement obligations in respect of Letters of Credit hereunder to make payments to the Administrative Agent for the account of an Issuing Bank under this Section 4.6 shall, in each case, continue until all Letters of Credit of such Issuing Bank have expired, regardless of whether (i) such Letters of Credit have been Cash Collateralized, (ii) any Revolving Credit Commitment has terminated or (iii) the Issuing Bank of such Letter of Credit is a Revolving Credit Declining Lender or has been replaced pursuant to Section 2.20.

(ii) The Revolving Credit Lenders’ obligation in respect of Letters of Credit hereunder to make payments to the Administrative Agent for the account of an Issuing Bank under this Section 4.6 shall, in each case, continue until all Letters of Credit of such Issuing Bank have expired, regardless of whether (i) such Letters of Credit have been Cash Collateralized, (ii) subject to the last two sentences of Section 4.6(a), any Revolving Credit Commitment has terminated or (iii) the Issuing Bank of such Letter of Credit is a Revolving Credit Declining Lender or has been replaced pursuant to Section 2.20; provided that if an Issuing Bank agrees to issue, renew, amend or extend a Letter of Credit in accordance with Section 4.2(vi) or (vii), a Revolving Credit Lender’s obligation in respect of such Letter of Credit hereunder to make payments to the Administrative Agent for the account of such Issuing Bank under this Section 4.6 shall expire upon termination of such Revolving Credit Lender’s Revolving Credit Commitment unless at the time of such termination an Unmatured Default or Default shall have occurred and be continuing.

4.7. Compensation for Letters of Credit.

(a) The Borrower agrees to pay to the Administrative Agent (except to the extent that the Borrower shall be required to pay directly to the Revolving Credit Lenders as provided in Section 4.7(d)), in the case of each outstanding Letter of Credit, the Letter of Credit Fee therefor, payable quarterly in arrears as hereinafter provided on the daily average face amount (net of permanent reductions) of each Letter of Credit outstanding at any time during the preceding calendar quarter. The Letter of Credit Fees shall be due and payable quarterly in arrears (i) with respect to any calendar quarter, not later than five days following Administrative Agent’s delivery to the Borrower of the invoice for such calendar quarter (provided that the Letter of Credit Fee accruing for the period from the Amendment No. 9 Effective Date through the end of the calendar quarter in which the Amendment No. 9 Effective Date occurs shall be paid together with the Letter of Credit Fee accruing for the immediately succeeding calendar quarter), (ii) on each Revolving Credit Facility Termination Date and (iii) if any Letter of Credit remains outstanding after the latest Revolving Credit Facility Termination Date, with respect to any calendar quarter thereafter through the last calendar quarter during which the last Letter of Credit ceases to be outstanding, not later than five days following Administrative Agent’s delivery to the Borrower of the invoice for such calendar quarter (each such date specified in clause (i), (ii) or (iii), a “Quarterly Payment Date”). The Administrative Agent shall promptly remit such Letter of Credit Fees, when received by it, to the Revolving Credit Lenders based on their Series Revolving Credit Ratable Shares of the applicable Series of Revolving Credit Facility.

(b) The Borrower agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank (except to the extent that the Borrower shall be required to pay directly to the Issuing Bank as provided in Section 4.7(d)) a fronting fee for each Letter of Credit in an amount equal to the greater of (a) $200 per annum, and (b) an amount equal to 0.100% per annum times the daily undrawn amount of such Letter of Credit payable quarterly in arrears on each Quarterly Payment Date (including, if any

Letter of Credit remains outstanding after the latest Revolving Credit Facility Termination Date, each Quarterly Payment Date thereafter until the first Quarterly Payment Date after the date on which the last outstanding Letter of Credit ceases to be outstanding); provided that the fronting fees accruing for the period from the Amendment No. 9 Effective Date through the end of the calendar quarter in which the Amendment No. 9 Effective Date occurs shall be paid together with the fronting fees accruing for the immediately succeeding calendar quarter). The Administrative Agent shall promptly remit such fronting fee, when received by it, to such Issuing Bank.

(c) Borrower shall pay to the applicable Issuing Bank, promptly upon demand, the amount of any fees (in addition to the fees described in Section 4.7(a) and 4.7(b)) which such Issuing Bank customarily charges to a Person similarly situated in the ordinary course of its business for issuing, amending or extending Letters of Credit, for honoring drafts, and taking similar action in connection with Letters of Credit, together with all reasonable out-of-pocket expenses of such Issuing Bank incurred in connection therewith.

(d) After the latest Revolving Credit Facility Termination Date and the payment in full of all other Obligations, the Borrower shall make on each Quarterly Payment Date (i) payments of Letter of Credit Fees under Section 4.7(a) directly to the Lenders in the amounts of their respective Series Revolving Credit Ratable Shares thereof and (ii) payments of fronting fees under Section 4.7(b) directly to each Issuing Bank that issued a Letter of Credit that was outstanding at any time during the prior calendar quarter.

(e) Letter of Credit Fees and fees payable to the Issuing Bank pursuant to Section 4.7(b) shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days elapsed during such period, on the basis of a 360-day year.

4.8. Issuing Bank Reporting Requirements. (a) Each Issuing Bank shall, no later than the third (3rd) Business Day following (i) the issuance of any Letter of Credit, provide a copy of such Letter of Credit to the Administrative Agent and (ii) the last day of each month, provide to the Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date, the reference number of each Letter of Credit outstanding at any time during such month, the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to Section 3.2 and which Letters of Credit are Standard Letters of Credit or Alternative Letters of Credit.

(b) Upon the request of the Administrative Agent or any Revolving Credit Lender, an Issuing Bank shall furnish to the requesting Administrative Agent or Revolving Credit Lender copies of any Letter of Credit or Application to which such Issuing Bank is party

4.9. Indemnification; Nature of Issuing Bank’s Duties.

(a) In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent and each Revolving Credit Lender and Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising from the claims of third parties against the Administrative Agent, any Issuing Bank or any Revolving Credit Lender as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence as proven in a final and non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of an Issuing Bank to honor a drawing under a Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

(b) As among the Borrower, the Revolving Credit Lenders, the Administrative Agent and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent nor any Revolving Credit Lender nor (subject to the provisions of Section 4.9(d)) an Issuing Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, such Issuing Bank and the Revolving Credit Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any rights or powers of an Issuing Bank under this Section 4.9.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Administrative Agent or any Revolving Credit Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

(d) Notwithstanding anything to the contrary contained in this Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction in a final and non-appealable judgment, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.

4.10. Cash Collateralization.

(a) [Reserved].

(b) At any time that there shall exist a Defaulting Lender, within two Business Days following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Defaulting Lender’s share of the Issuing Banks’ Letter of Credit Exposure with respect to Standard Letters of Credit (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(i) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, an exclusive perfected security interest, subject only to any inchoate tax liens referred to in clause (i) of the definition of Permitted Liens, in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim (other than inchoate tax liens referred to in clause (i) of the definition of Permitted Liens) of any Person other than the Administrative Agent and the Issuing Banks as herein provided, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to clause (iii) below, Cash Collateral provided under this Section 4.10(b)(ii) or Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Letter of Credit Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.10(b) or Section 2.22 and to the extent provided by the Borrower, shall be returned to the Borrower following (i) the elimination or reduction of the applicable Letter of Credit Exposure (including by the termination of Defaulting Lender status of the applicable Lender or the replacement of the Defaulting Lender as a Lender pursuant to Section 2.20(b) or the expiration or return to the applicable Issuing Bank of the applicable Letter of Credit), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Letter of Credit Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral held by the Administrative Agent shall remain subject to the security interest granted pursuant to the Loan Documents.

In addition, the Borrower shall cash collateralize Standard Letters of Credit when required by and in accordance with Section 2.22.

4.11. No Obligation. No Lender shall have any obligation hereunder to accept or approve any request for, or to issue, amend or extend, any Letter of Credit hereunder except for the obligations of the Revolving Credit Lenders under this Article IV.

4.12. Alternative Letters of Credit. So long as no Default or Unmatured Default shall have occurred and is continuing, the Borrower shall have the right to Cash Collateralize any Letter of Credit Obligation with respect to any Letter of Credit in accordance with this Section 4.12. In order to designate a Letter of Credit as an Alternative Letter of Credit, the Borrower shall give the Administrative Agent written notice of its election to so designate and deposit Cash Collateral in a deposit account with the Administrative Agent. So long as such Cash Collateral remains in place, such Letter of Credit shall be an “Alternative Letter of Credit” hereunder; provided that, at the Borrower’s election, upon at least five Business Days’ written notice to the Administrative Agent, the Cash Collateral for such Alternative Letter of Credit shall be released and, together with any interest accrued thereon, remitted back to the Borrower, at which time such Letter of Credit shall cease to be an “Alternative Letter of Credit” hereunder; provided further that after giving effect to the designation or cessation of any Alternative Letter of Credit, the amount of Letters of Credit outstanding shall not exceed the limitations set forth in Section 4.1 or 4.2. For the avoidance of doubt, the Borrower may cause a Letter of Credit that is fully Cash Collateralized pursuant to Section 4.10 to be designated an Alternative Letter of Credit in accordance with this Section 4.12.

4.13. Additional Provisions Regarding Issuance and Amendment of Letters of Credit. Notwithstanding the foregoing or anything else to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank (x) shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (y) shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise entitled to be compensated hereunder) not in effect on the date of this Agreement, or (z) shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuing Bank in good faith deems material to it; provided that, in the cases of clauses (y) and (z), such Issuing Bank shall have (1) provided written notice to the Borrower of its refusal to issue any Letter of Credit and the specific reasons therefor and the Borrower shall not have fully compensated such Issuing Bank for the imposition of such restriction, reserve or capital requirement or reimbursed such Issuing Bank for such loss, cost or expense, as applicable, and (2) sought compensation from similarly situated borrowers. An Issuing Bank shall not be obligated to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

4.14. Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (I) the rules of International Standby Practices 1998 published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

4.15. Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE V

CONDITIONS PRECEDENT

5.1. Closing Conditions. This Agreement shall not be effective unless the Borrower has furnished to the Administrative Agent:

(i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii) Copies, certified by a Senior Executive of the Borrower, of the by-laws and Board of Directors’ resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents.

(iii) An incumbency certificate, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv) Copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

(v) Copies, certified by a Senior Executive of each other Loan Party, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

(vi) An incumbency certificate, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party.

(vii) A certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects).

(viii) A solvency certificate signed by the chief financial officer of the Borrower, confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to any Revolving Credit Advance or issuance of a Letter of Credit on the Closing Date.

(ix) Written opinions of Borrower’s internal and external counsel, addressed to the Lenders in form reasonably satisfactory to the Administrative Agent.

(x) Any Notes requested by a Lender pursuant to Section 2.11 payable to the order of each such requesting Lender.

(xi) The Guaranty Agreement duly executed by each of the Guarantors in substantially the form of Exhibit H hereto.

(xii) Payment of all fees and expenses due to the Arranger and the Lenders (including without limitation, expenses of counsel to the Administrative Agent and the Arranger) required to be paid on the Closing Date.

(xiii) All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, that has been requested prior to the Closing Date.

(xiv) Such other documents as the Arranger or the Administrative Agent or their counsel or any Lender may have reasonably requested.

5.2. Each Advance. The Lenders shall not be required to make any Advance and no Issuing Bank shall be required to issue, amend or extend a Letter of Credit unless on the applicable Borrowing Date or Issuance Date:

(i) There exists no Default or Unmatured Default, at the time of or after giving effect to the use of the proceeds of such Advance or the issuance, amendment or extension of such Letter of Credit.

(ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

Each Borrowing Notice and Competitive Bid Borrowing Notice with respect to each such Advance, and each Letter of Credit Notice with respect to the issuance, amendment or extension of each such Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

6.1. Existence and Standing. The Borrower is (i) a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except with respect to clause (ii) as could not reasonably be expected to have a Material Adverse Effect. Each of the other Loan Parties is a corporation, partnership, limited liability company or trust duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except as could not reasonably be expected to have a Material Adverse Effect.

6.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law).

6.3. No Conflict Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Applicable Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above, would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings and the issuance of Letters of Credit under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

6.4. Financial Statements. The (i) September 30, 2016 consolidated financial statements of the Borrower and its Subsidiaries and (ii) December 31, 2016, March 31, 2017 and June 30, 2017 consolidated financial statements of the Borrower and its Subsidiaries, in each case, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of clause (ii) to year-end audit adjustments and absence of footnotes.

6.5. Material Adverse Change. Since the date of the latest balance sheet included in the financial statements most recently delivered prior to the Closing Date or pursuant to Section 7.1(i) or (ii), no condition, change, event or circumstance has occurred or shall exist that has had or could reasonably be expected to have a Material Adverse Effect.

6.6. Taxes. Except for violations or failures that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each of the Loan Parties and their respective Subsidiaries has timely filed all United States federal Tax returns and all other Tax returns that are required to be filed and has paid all Taxes (including any Taxes payable in the capacity of a withholding agent) levied on it or its income, profits or Properties, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, no Tax Liens have been filed and no claims are being asserted with respect to any such Taxes. As of the Closing Date, there is no current or proposed Tax audit, Tax assessment, deficiency or other claim against any Loan Party or their respective Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.7. Litigation . Except as set forth on Schedule 3 there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against any of the Loan Parties that (a) would reasonably be expected to have a Material Adverse Effect or (b) seeks to prevent, enjoin or delay the making of any Loans except (but only in the case of any litigation, arbitration, governmental investigation, proceeding or inquiry described in this clause (b) arising after the Closing Date) to the extent that the pendency of such litigation, arbitration, governmental investigation, proceeding would reasonably be expected to have a Material Adverse Effect.

6.8. Subsidiaries. As of the Amendment No. 9 Effective Date, Schedule 4 contains an accurate list of all of the Guarantors as of the Amendment No. 9 Effective Date, setting forth their respective jurisdictions of organization, the percentage of their respective capital stock or other ownership interests owned directly or indirectly by the Borrower. All of the issued and outstanding shares of capital stock or other ownership interests of such Guarantors have been (to the extent such concepts are relevant with respect to such ownership interests) validly issued and are fully paid and non-assessable, except as otherwise provided by state wage claim laws of general applicability.

6.9. Accuracy of Information. The Annual Report on Form 10-K of the Borrower for the fiscal year ended September 30, 2011, the Quarterly Report on Form 10-Q of the Borrower for the fiscal quarter ended June 30, 2012 and each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q of the Borrower filed with the SEC after the Closing Date, in each case when filed with the SEC, did not (and in the case of filings after the Closing Date will not) contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The other information (other than projections) heretofore furnished by or on behalf of any Loan Party to any Lender or Administrative Agent in connection with the Loan Documents when furnished was, and any such information hereafter furnished by any Loan Party to any Lender or the Administrative Agent when furnished will be, true and accurate in all material respects, and projections furnished by or on behalf of any Loan Party to any Lender or the Administrative Agent in connection with the Loan Documents were (or in the case of projections delivered after the Closing Date will be) based on assumptions believed by the Borrower to be reasonable at the time the projections are delivered to such Lender or the Administrative Agent.

6.10. Regulation U. None of the Loan Parties holds or intends to hold margin stock (as defined in Regulation U) in amounts such that more than 25% of the value of the assets of any Loan Party are represented by margin stock.

6.11. Material Agreements. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any charter document or any agreement to which it is a party (other than any agreement relating to Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

6.12. Compliance with Laws. The Loan Parties have complied with all Applicable Laws applicable to the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply that would not reasonably be expected to have a Material Adverse Effect.

6.13. Ownership of Inventory. On the Closing Date, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of its Inventory, except for Inventory which is no longer used or useful in the conduct of its business and Inventory the absence of which would not reasonably be expected to have a Material Adverse Effect.

6.14. ERISA.

6.14.1. Plan Assets; Prohibited Transactions. None of the Loan Parties is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans nor the issuance of Letters of Credit hereunder gives rise to a non-exempt Prohibited Transaction.

6.14.2. Liabilities. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $35,000,000. Neither the Borrower nor any member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans or Multiple Employer Plans that individually or in the aggregate with all such withdrawal liabilities exceeds $35,000,000.

6.14.3. Plans and Benefit Arrangements. Except to the extent a violation of the following would not reasonably be expected to have a Material Adverse Effect:

(i) With respect to all Benefit Arrangements, Plans and Multiemployer Plans, the Borrower and each member of the Controlled Group is in compliance with all applicable provisions of ERISA and any other Applicable Laws. There has not been any non-exempt Prohibited Transaction or Reportable Event with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan. The Borrower and all members of the Controlled Group have made any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Applicable Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the Controlled Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii) With respect to any Plan, no determination has been made that such Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

(iii) To the best of the Borrower’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iv) Neither the Borrower nor any member of the Controlled Group has instituted proceedings to terminate any Plan in other than a “standard termination” (as defined in ERISA Section 4041(b)). Neither the Borrower nor any member of the Controlled Group has incurred any liability under Title IV of ERISA with respect to the termination of any Plan.

(v) No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan.

(vi) Neither the Borrower nor any member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been reorganized or terminated within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA, and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii) To the extent that any Benefit Arrangement is insured, the Borrower and all members of the Controlled Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the Controlled Group have made all contributions required to be paid for all prior periods.

(viii) Neither the Borrower nor any member of the Controlled Group has withdrawn from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, nor has a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA occurred.

6.15. Investment Company Act. None of the Loan Parties is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16. Insurance. Borrower and each other Loan Party maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of companies engaging in the same or similar businesses and owning similar properties in the localities where the Loan Parties operate.

6.17. [Reserved]

6.18. Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or except as set forth on Schedule 5:

(i) the Borrower and its Subsidiaries, and their respective operations and properties, are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law;

(ii) The Borrower and its Subsidiaries have not received any written notices or claims alleging any Environmental Liability; and

(iii) There are no circumstances, conditions or occurrences relating to any current or formerly owned or operated Property or operations, including the Release or threatened Release of Regulated Substances, that would reasonably be expected to cause the Borrower or any of its Subsidiaries to incur or be subject to any Environmental Liability.

6.19. Senior Debt Status. The Obligations rank (a) at least pari passu in right of payment with all other Senior Indebtedness of the Loan Parties and (b) prior in right of payment to the Subordinated Indebtedness.

6.20. Anti-Corruption Laws and Sanctions. The Borrower, its Subsidiaries and, to the knowledge of the Senior Executives of the Borrower, their respective directors, officers, agents and employees (in each case, to the extent associated with or acting on behalf of the Borrower or its Subsidiaries) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any of its Subsidiaries or (b) to the knowledge of the Senior Executives of the Borrower, any of their respective directors, officers, or employees or any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. Neither the making of any Loan or issuance of any Letter of Credit to or for the account of the Borrower or any other Loan Party nor the use of the proceeds of any Loan or any Letter of Credit by the Borrower or any Loan Party will violate Anti-Corruption Laws or applicable Sanctions.

6.21. PATRIOT Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VII

COVENANTS

Until the termination of all Commitments under this Agreement and the expiration of all Letters of Credit (or, with respect to the Letters of Credit, such Letters of Credit are Cash Collateralized) unless the Required Lenders shall otherwise consent in writing, the Borrower will perform and observe, and (as and where applicable) will cause the other Loan Parties to perform and observe, the following covenants:

7.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders (or the Administrative Agent, on behalf of the Lenders), which may be by electronic transmission:

(i) Audited Financial Statements. Within 95 days after the close of each of its fiscal years, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period, and the related consolidated statements of earnings, stockholders’ equity and cash flows for such fiscal year (including a footnote containing consolidating financial information for Non-Loan Parties and Loan Parties), prepared in accordance with GAAP consistently applied and audited and reported upon by PricewaterhouseCoopers LLP or other independent certified public accountants reasonably acceptable to the Administrative Agent (such report shall not be subject to any “going concern” qualification or qualification as to the scope of the audit); provided that filing of such financial statements with the SEC by the Borrower shall constitute delivery to the Administrative Agent.

(ii) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Borrower, for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and a related consolidated statement of earnings and cash flows for the period from the beginning of such fiscal year to the end of such quarter (including a footnote containing consolidating financial information for Non-Loan Parties and Loan Parties) certified by the Borrower’s chief financial officer, chief accounting officer or controller as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes; provided that filing of such quarterly financial statements with the SEC by the Borrower (including officer certifications required as exhibits to Form 10-Q) shall constitute delivery to the Administrative Agent.

(iii) Annual Plan and Forecast. Prior to the effective date of any Facility Increase pursuant to Section 2.18 or the extension of any Revolving Credit Facility Termination Date or maturity date applicable to Incremental Term Loans pursuant to Section 2.17, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

(iv) Compliance Certificate. Within five (5) days after each of the dates on which financial statements are required to be delivered under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit I signed by the chief financial officer, chief accounting officer or controller of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v) Annual ERISA Statement. If applicable, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vi) Reportable Event. As soon as practicable and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan that would reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer, chief accounting officer or controller of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto (provided, however, that the Borrower shall give the Administrative Agent notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(c) of the Code).

(vii) Environmental Notices. As soon as possible and in any event within 10 days after a Senior Executive of a Loan Party receives written notice of any condition, event or claim where any Loan Party could reasonably be expected to incur or be subject to any Environmental Liability, that would reasonably be expected to have a Material Adverse Effect.

(viii) Inventory Summary Report. At any time required under Section 7.27.2(ii), simultaneous with the delivery of the Compliance Certificate required to be delivered with respect to such fiscal quarter pursuant to Section 7.1(iv), an Inventory Summary Report.

(ix) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Borrower on Forms 10-Q, 10-K or 8-K filed with the SEC.

(x) Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request, including, without limitation, pursuant to any reasonable request by any Lender.

7.2. Use of Proceeds. The Borrower and each other Loan Party will use the proceeds of the Advances for lawful, general business purposes, including working capital support, home construction, lot acquisition, lot development, land acquisition and acquisitions. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit in any manner which would result in any violation of Anti-Corruption Laws or applicable Sanctions. No Loan Party is engaged or will engage, principally, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Advance will be used for any purpose that violates the provisions of Regulation U.

7.3. Notice of Default. The Borrower will give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default which the Borrower has knowledge of and of any other development that the Borrower has knowledge of, financial or otherwise, that would reasonably be expected to have a Material Adverse Effect.

7.4. Conduct of Business. The Loan Parties will carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted (and fields reasonably related, ancillary or complimentary thereto) and, in the case of the Borrower, will do (and in the case of any other Loan Party, to the extent that its failure to do so would reasonably be expected to have a Material Adverse Effect, will do) all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership, trust or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and take all reasonable action to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any mergers, consolidations or dissolutions permitted under Section 7.10.

7.5. Taxes. Except for violations or failures that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect, Borrower and its Subsidiaries will file in a timely manner complete and correct United States federal and any and all other applicable Tax returns required by law, and pay when due all Taxes upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

7.6. Insurance. Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all Inventory in such amounts and covering such risks as is customary for companies engaging in the same or similar businesses and owning similar properties in the localities where the Loan Parties operate, or to the customary extent Borrower may be self-insured.

7.7. Compliance with Laws. Each Loan Party will comply with all Applicable Laws (excluding Environmental Laws, compliance with which is governed by Section 7.24 and Anti-Corruption Laws and Sanctions, compliance with which is governed by the following sentence of this Section 7.7) to which it may be subject, to the extent that noncompliance would reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries will comply in all material respects with Anti-Corruption Laws and Sanctions.

7.8. Maintenance of Properties. Each Loan Party will maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.9. [Reserved].

7.10. Mergers; Consolidations; Dissolutions. (a) The Borrower shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of (including by division) all or substantially all of its assets (including by way of liquidation or dissolution) to, any Person (in each case other than in a transaction in which the Borrower is the survivor of a consolidation or merger) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Borrower), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor Borrower”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor Borrower assumes all of the obligations of the Borrower under this Agreement, and

(ii) immediately after giving effect to such transaction, no Default or Unmatured Default has occurred and is continuing.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor Borrower will be substituted for the Borrower under this Agreement. The Successor Borrower may then exercise every power and right of the Borrower under this Agreement, and except in the case of a lease, the Borrower will be released from all of its liabilities and obligations in respect of this Agreement. If the Borrower leases all or substantially all of its assets, the Borrower will not be released from its Obligations. If the Borrower is not the Successor Borrower, such Successor Borrower shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Borrower’s obligations under the Loan Documents and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent.

(b) No Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of (including by division) all or substantially all of its assets (including by way of liquidation or dissolution) to, any Person (in each case other than in a transaction in which the Borrower or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Borrower or a Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor Guarantor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor Guarantor assumes all of the obligations of the Guarantor under this Agreement and the Guaranty Agreement, and

(ii) immediately after giving effect to such transaction, no Default or Unmatured Default has occurred and is continuing.

The foregoing provision shall not apply to the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, which under the provisions of Section 7.17 or the other provisions of this Credit Agreement, results in such Guarantor being released from the Guaranty Agreement or the Successor Guarantor not being required to become a Guarantor, as the case may be.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor Guarantor will be substituted for the relevant Guarantor under this Agreement and the Guaranty Agreement. The Successor Guarantor may then exercise every power and right of the relevant Guarantor under this Agreement, and except in the case of a lease, the relevant Guarantor will be released from all of its liabilities and obligations in respect of this Agreement and the Guaranty Agreement. If a Guarantor leases all or substantially all of its assets, such Guarantor will not be released from its Obligations. If a Guarantor is not the Successor Guarantor, such Successor Guarantor shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Guarantor’s obligations under the Loan Documents to which it is party and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent.

7.11. Distributions, Repurchases of Stock, Etc. Borrower (a) shall not, and shall not permit any Loan Party to, declare or make, directly or indirectly, any Distribution, and (b) shall not repurchase, redeem, retire, cancel, terminate or otherwise acquire any of its capital stock or other equity interest in the Borrower (including, without limitation, any instrument convertible into its capital stock or other equity interest) or any option, warrant or other right to acquire any such capital stock or such other equity interest, in the case of clause (a) or (b) at any time unless (i) no Default or Unmatured Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall be in compliance with the covenants under Section 7.27 on a pro forma basis after giving effect thereto.

7.12. Disposition of Assets. None of the Loan Parties will sell, convey, assign, lease, abandon or otherwise transfer or dispose of (including by division), voluntarily or involuntarily, any of its Property (including, but not limited to, sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of another Loan Party ) at any time unless (i) no Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall be in compliance with the covenants under Sections 7.14 and 7.27 on a pro forma basis after giving effect thereto, except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the business of the Loan Parties (taken as a whole);

(iii) any sale, transfer or lease of assets to any other Loan Party;

(iv) any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased; and

(v) any sale, transfer or lease of assets of, or interests in, a Non-Loan Party or any other Affiliate of the Borrower that is not a Loan Party.

7.13. [Reserved]

7.14. Investments. Borrower shall not permit the aggregate amount of its Investments (as determined in accordance with GAAP) in Subsidiaries that are not Loan Parties to exceed 30% of Tangible Net Worth.

7.15. Liens. None of the Loan Parties will create, incur, or suffer to exist any Lien in, of or on any Property, except Permitted Liens.

7.16. Additional Guarantors. If any Subsidiary that is not already a Guarantor becomes an obligor under any Credit Facilities or Publicly Traded Debt Securities, the Borrower shall cause such Subsidiary to become a Guarantor substantially concurrently with it becoming an obligor in respect of such Credit Facilities or Publicly Traded Debt Securities in accordance with the provisions of this Section 7.16. In addition, the Borrower may designate any Subsidiary that is not a Guarantor as a Guarantor at any time in the manner provided below. Such designation of a Subsidiary of the Borrower as a Guarantor shall be effected by the delivery by the Borrower to the Administrative Agent of each of the following:

(i) Notice by the Borrower identifying such Guarantor, the state of its incorporation, and the ownership of the capital stock or other ownership interests in such Guarantor;

(ii) A Supplemental Guaranty duly executed and delivered by such Guarantor; and

(iii) Documents with respect to such Guarantor addressing the requirements set forth in clauses (iv), (v) and (vi) of Section 5.1.

Upon the Administrative Agent’s receipt of the foregoing, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, such Subsidiary of the Borrower shall be a Guarantor and a Loan Party hereunder.

7.17. Release of a Guarantor.

(a) Notwithstanding anything in this Agreement to the contrary, in the event of (i) the sale or other disposition of capital stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Borrower, (ii) a sale or other disposition of all or substantially all of the assets of any Guarantor (other than to the Borrower or another Guarantor) or (iii) a merger or consolidation of a Guarantor with a Person other than the Borrower or another Guarantor, then such Guarantor (in the case of clauses (i) and (ii) above) will be automatically and unconditionally released and discharged from all obligations under any of the Loan Documents, the other provisions of any of the Loan Documents and the Person acquiring such assets (in the case of clauses (ii) and (iii) above) shall not be required to assume such Guarantor’s obligations under the Loan Documents, the other provisions of any of the Loan Documents or otherwise become a Guarantor, in each case without any further action required on the part of the Administrative Agent, the Lenders, the Borrower or any Guarantor; provided that such sale, disposition or other transaction is otherwise in compliance with this Agreement. Nothing contained in this Agreement or the other Loan Documents shall prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor that is permitted under this Agreement, or shall prevent any sale, lease, conveyance or other disposition of all or substantially assets of a Guarantor to the Borrower or another Guarantor to the extent permitted under this Agreement. Upon any such consolidation, merger, or disposition, the guarantee given by such Guarantor under the Guaranty Agreement shall no longer have any force or effect.

(b) In addition, the Borrower may designate any Guarantor as a Non-Loan Party; provided that (i) the Borrower shall be in compliance with the covenants under Sections 7.14 and 7.27 after giving effect to such designation; (ii) no such Subsidiary shall be an obligor under any Publicly Traded Debt Securities or Credit Facilities; (iii) no Unmatured Default under Section 8.2 or 8.6 and no Default shall exist after giving effect to such designation; and (iv) the Borrower shall deliver to the Administrative Agent a certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating its election to make such designation and certifying that the requirements of the foregoing clauses (i), (ii) and (iii) are satisfied. The Administrative Agent is hereby authorized by the Lenders to execute such documents reasonably satisfactory to it to evidence the release of such Subsidiary from the Guaranty Agreement as the Borrower requests.

7.18. Inspection and Appraisal. At all reasonable times while the Borrowing Base Requirement is in effect, upon the reasonable request of the Administrative Agent and subject to Section 10.11, the Borrower shall, and shall cause each other Loan Party to, upon reasonable notice, allow Administrative Agent and Lenders and their authorized agents to inspect any of their properties, to review and make excerpts of reports, files, and other records maintained in the ordinary course of business, and to discuss the affairs, finances and accounts of the Loan Parties with their respective officers from time to time, during reasonable business hours. Without limiting the foregoing, the Borrower shall permit the Administrative Agent and the Lenders and their authorized agents to enter upon the Inventory during normal working hours and as often as they desire, for the purpose of inspecting or appraising the Loan Inventory or the construction of the Dwelling Units.

Notwithstanding anything to the contrary in Section 10.6 below, (i) as long as no Default exists, the Borrower shall not be required to reimburse the Administrative Agent for the expenses of any such inspections and appraisal and (ii) the Borrower shall not be required to reimburse any Lender that is not the Administrative Agent for the expenses of any such inspections or appraisals.

7.19. [Reserved].

7.20. [Reserved].

7.21. [Reserved]

7.22. Plans and Benefit Arrangements. Except to the extent a violation of the following would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate with all other violations:

(i) With respect to all Benefit Arrangements, Plans and Multiemployer Plans, the Borrower and each member of the Controlled Group shall comply with all applicable provisions of ERISA and any other Applicable Laws. The Borrower shall not permit to occur any non-exempt Prohibited Transaction or Reportable Event with respect to any Benefit Arrangement or any Plan. The Borrower and all members of the Controlled Group shall make all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Applicable Law pertaining thereto. With respect to each Plan, the Borrower and each member of the Controlled Group (i) shall fulfill their obligations under the minimum funding standards of ERISA, (ii) shall not incur any liability to the PBGC (other than for PBGC premiums in the ordinary course and without default), and (iii) shall not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii) No determination shall be made that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

(iii) Neither the Borrower nor any member of the Controlled Group shall institute proceedings to terminate any Plan in other than a standard termination.

(iv) The Borrower shall not permit to occur any event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA with respect to any Plan.

(v) The Unfunded Liabilities for all Single Employer Plans shall not exceed $35,000,000.

(vi) Neither the Borrower nor any member of the Controlled Group shall incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any member of the Controlled Group shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA, and no Multiemployer Plan or Multiple Employer Plan shall be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii) To the extent that any Benefit Arrangement is insured, the Borrower and all members of the Controlled Group shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the Controlled Group shall make all contributions required to be paid for all prior periods.

(viii) Neither the Borrower nor any member of the Controlled Group shall withdraw from a Plan subject to Section 4063 of ERISA during a plan year in which such entity is a “substantial employer” as defined in Section 4001(a)(2) of ERISA or incur a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

7.23. [Reserved]

7.24. Compliance with Environmental Matters. The Borrower will, and will cause each other Loan Party to, (i) comply with all Environmental Laws applicable to its operations and Properties, (ii) comply with and obtain and renew all permits, licenses and other approvals required pursuant to Environmental Law for its operations and Properties, and (iii) comply with all applicable requirements of Environmental Law regarding investigation and clean-up of Releases of Regulated Substances, except, in each case with respect to this Section 7.24, to the extent the failure to do so would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

7.25. [Reserved]

7.26. Senior Debt Status. The Obligations will at all times rank (a) at least pari passu in right of payment with all other Senior Indebtedness of the Loan Parties and (b) prior in right of payment to all Subordinated Indebtedness.

7.27. Financial Covenants.

7.27.1. Leverage Ratio. The Borrower will not permit the Leverage Ratio at the end of any fiscal quarter to be greater than 1.20 to 1.00.

7.27.2. Borrowing Base.

(i) If the Leverage Ratio as of the end of a fiscal quarter for which the Borrower has or was required to deliver financial statements pursuant to Section 7.1 (the earliest of such dates, the “BB Compliance Date”) equals or exceeds 0.95 to 1.00, at any time on or after the BB Compliance Date through the immediately following BB Compliance Date, the Borrower will not permit the Borrowing Base (determined (A) as of the end of such fiscal quarter and set forth on the Inventory Summary Report required to be delivered for such fiscal quarter pursuant to Section 7.27.2 (ii) or (B) as of the end of any fiscal month and set forth on the Inventory Summary Report for such fiscal month delivered pursuant to the proviso of Section 7.27.2(ii)) to be less than the aggregate principal amount of Senior Indebtedness (excluding Permitted Nonrecourse Indebtedness and Permitted Purchase Money Loans) outstanding at any time during such period, it being understood that if as of the end of the immediately following fiscal quarter the Leverage Ratio is less than 0.95 to 1.00, this Section 7.27.2(i) shall no longer apply from and after the related BB Compliance Date until the immediately following BB Compliance Date (the “Borrowing Base Requirement”).

(ii) Borrower shall deliver to the Administrative Agent an Inventory Summary Report in the form of Exhibit J and incorporated herein within fifty days after the last day of each fiscal quarter in which the Leverage Ratio exceeds 0.95 to 1:00 as of the last day of such fiscal quarter; provided that Borrower may, in its discretion, deliver an Inventory Summary Report as of the last day of any fiscal month. The Inventory Summary Report shall reflect Inventory that Borrower determines in good faith to designate as Loan Inventory. Upon Administrative Agent’s receipt of the Inventory Summary Report, Administrative Agent may conduct inspections or reviews of the subject Inventory that Administrative Agent deems appropriate, at the expense of the Borrower, subject to the reimbursement limitation set forth in Section 7.18.

7.28. Financial Contracts. No Loan Party will enter into or remain liable upon any Financial Contract, except for Financial Contracts entered into for the purpose of managing interest rate risks associated with Indebtedness of the Borrower and its Subsidiaries and other risks associated with the business of the Borrower and its Subsidiaries and not for speculative purposes.

ARTICLE VIII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

8.1. Any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

8.2. (i) Nonpayment of principal of any Loan when due (including under Section 2.1.3) or failure to Cash Collateralize Letters of Credit when required under this Agreement, or (ii) nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after notice (which notice may include a billing statement therefor) that the same is due.

8.3. The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any of the other Loan Documents and, if such breach is capable of cure, such breach is not cured within thirty days after notice thereof given in accordance with Section 14.1 or after the date on which any Senior Executive becomes aware of the occurrence thereof, whichever first occurs. With respect to any breach of Section 7.27 of this Agreement, the Borrower shall be deemed to have cured such breach prior to the expiration of the cure period provided under this Section 8.3 if the Borrower delivers to the Administrative Agent an updated Compliance Certificate or Inventory Summary Report reflecting adjustments or other changes made since the last day of the period subject to the related Compliance Certificate or Inventory Summary Report that demonstrate compliance with the respective covenant or covenants in Section 7.27 (if such adjustments or other changes had been made as of the last day of such period).

8.4. Failure, after the lapse of any applicable grace periods, of any Loan Party to pay when due any Indebtedness (other than (i) Permitted Nonrecourse Indebtedness and (ii) guarantees of Indebtedness of Non-Loan Parties not to exceed $100,000,000, to the extent and for so long as the payment obligation by a Loan Party under such guarantee is being contested in good faith by appropriate proceedings, and adequate reserves have been established therefor in accordance with GAAP) aggregating in excess of $50,000,000 (“Material Indebtedness”); or the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement or agreements under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment and any repurchase upon an asset sale, casualty or condemnation or receipt of equity or debt proceeds) prior to the stated maturity thereof; or any Loan Party shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

8.5. Any Loan Party shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 8.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.6.

8.6. Without the application, approval or consent of a Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or any Substantial Portion of the Property of the Loan Parties, or a proceeding described in Section 8.5(iv) shall be instituted against any Loan Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

8.7. [Reserved]

8.8. The Loan Parties shall fail within 30 days to bond, pay or otherwise discharge any one or more final judgments or orders for the payment of money (other than in respect of Permitted Nonrecourse Indebtedness) in excess of $50,000,000 in the aggregate (to the extent not covered by insurance provided by an independent solvent third-party insurer who has been notified of such judgment, order or decree and has not denied coverage), which are not stayed on appeal or otherwise being appropriately contested in good faith.

8.9. (i) The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $35,000,000 or any Reportable Event shall occur in connection with any Plan that results in a liability exceeding $35,000,000; (ii) a trustee shall be appointed by a United States District Court to administer any Plan that could reasonably result in a liability exceeding $35,000,000; (iii) any Plan or trust created under any Plan of the Borrower or any member of the Controlled Group shall engage in a non-exempt Prohibited Transaction which would subject the Borrower or any member of the Controlled Group to a tax or penalty on Prohibited Transactions imposed by Section 502 of ERISA or Section 4975 of the Code that could reasonably result in a liability exceeding $35,000,000; (iv) the Borrower or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred withdrawal liability to such Multiemployer Plan or Multiple Employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans or Multiple Employer Plans by the Borrower or any member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $35,000,000 or requires payments exceeding $15,000,000 per annum; (v) any of the Borrower or any member of the Controlled Group shall incur liability to the PBGC in connection with the termination of any Single Employer Plan that could reasonably result in a liability exceeding $35,000,000; or (vi) the Borrower or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the members of the Controlled Group (taken as a whole) to all Multiemployer Plans and Multiple Employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans and Multiple Employer Plans for the respective plan years of each such Multiemployer Plan and Multiple Employer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $35,000,000.

8.10. Any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Regulated Substance, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii) or all such events in the aggregate, would reasonably be expected to have a Material Adverse Effect.

8.11. Any Change of Control shall occur.

8.12. Any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall deny that it has any further liability under any Guaranty Agreement to which it is a party, or shall give notice to such effect (except if such Guarantor is being released from liability thereunder in accordance with the terms of this Agreement or the Guaranty Agreement).

8.13. Any Loan Document shall fail to remain in full force and effect unless released in accordance with the terms hereof.

ARTICLE IX

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1. Acceleration. If any Default described in Section 8.5 or 8.6 occurs and is continuing with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligations of the Lenders to issue, amend or extend any Letter of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of any Lender to issue, amend or extend any Letter of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Bank(s) to issue, amend or extend Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.5 or 8.6 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

9.2. Amendments. Subject to Section 3.5 and the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that (A) no such agreement or any waiver shall, without the consent of all of the Lenders adversely affected thereby (or all of the Lenders, in the case of clauses (iii), (iv), (v) and (vi)):

(i) Extend the final maturity of any Loan under any Series of any Credit Facility (except as provided in Section 2.17) or forgive all or any portion of the principal amount thereof, or reduce the rate (whether by modification of the Pricing Schedule or otherwise) or extend the time for payment of or forgive interest or fees thereon (it being understood that no such extension, forgiveness or reduction with respect to Loans under any Series of any Credit Facility shall be deemed to adversely affect the Lenders under any other Series); or

(ii) Extend the Revolving Credit Facility Termination Date applicable to any Series of Revolving Credit Facility or portion of the Revolving Credit Commitments thereunder (except as provided in Section 2.17), extend the maturity date applicable to any Series of Incremental Term Facility or portion of the Loans thereunder (except as provided in Section 2.17), or increase the amount of the Revolving Credit Commitment of any Lender under any Series of Revolving Credit Facility (except as agreed to by such Lender pursuant to the provisions of Section 2.18) (it being understood that no such extension or increase with respect to any Series shall be deemed to adversely affect the Lenders under any other Series); or

(iii) Permit the Borrower to assign its rights under this Agreement; or

(iv) Change, directly or indirectly, the percentage specified in the definition of “Required Lenders,” or change any provision that calls for consent, approval or other action by the Required Lenders, all Lenders or any particular affected Lender; or

(v) Amend this Section 9.2 or Section 12.1; provided that this Section 9.2 may be amended solely with the consent of the Borrower, the Administrative Agent and the applicable Incremental Term Lenders in order to add provisions that are subject to requisite consent of applicable Incremental Term Lenders; or

(vi) Release any Guarantor, except as expressly permitted by this Agreement or the Guaranty Agreement; and

(B) no such amendment or waiver shall amend, modify or waive the terms and conditions (I) applicable to any Series in a materially and disproportionately adverse manner to the Lenders of such Series (compared to the effect of such amendment or waiver on the Lenders of each other Series) without the consent of the Lenders holding a majority of the Revolving Credit Commitments or outstanding Loans, as applicable, of such Series or (II) hereof in a manner that makes the terms and conditions hereof more favorable to one Series and is materially adverse to the interests of another Series, in each case, without the consent of the Lenders holding a majority of the Revolving Credit Commitments or Loans, as applicable, of such Series (it being understood that none of (i) any increase or decrease in the Applicable Rate (or any component thereof), or any extension of the time for payment of any interest or fees, with respect to any Credit Facility of any Series, (ii) any increase in the Revolving Credit Commitments of any Series or (iii) the addition of any new Series of any Credit Facility, whether pursuant to Section 2.18 or otherwise, shall require the consent of the Lenders under any other Series of any Credit Facility under this clause (B)).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without its written consent, and no amendment of any provision of this Agreement relating to any outstanding Letter of Credit issued by any Issuing Bank shall be effective without its written consent. The Administrative Agent may waive payment of the fee required under Section 13.2(b)(vii) without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, with respect to amendments under Section 9.2(i) or (ii) requiring the approval of all of the Lenders under a Credit Facility, if all Lenders other than one or more Defaulting Lenders approve such amendment, the failure of such Defaulting Lenders to approve such amendment shall not prevent such amendment from becoming effective with respect to such Lenders approving such amendment (it being understood that such amendment will not be effective with respect to such Defaulting Lenders that do not approve such amendment).

Notwithstanding anything to the contrary herein, any Incremental Facility Agreement shall become effective upon (i) execution and delivery thereof by the Administrative Agent, the Borrower and the applicable Additional Lenders and (ii) satisfaction of the other conditions set forth in Section 2.18(b) and shall not require the consent of any other Lenders.

Notwithstanding anything to the contrary, the Fee Letter may be amended or waived pursuant to a written instrument signed by Mizuho and the Borrower, and the consent of no other Person shall be required.

9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or the issuance, amendment or extension of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X

GENERAL PROVISIONS

10.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated.

10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

10.5. Several Obligations Benefits of This Agreement. The respective obligations of the Lenders hereunder are several and not joint or joint and several and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that the Arranger (and, in the case of the provisions of Section 10.6(b), any other Person indemnified by the Borrower thereunder) shall enjoy the benefits of the provisions of Sections 10.6 and 10.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its, his or her own behalf and in its, his or her own name to the same extent as if it, he or she were a party to this Agreement.

10.6. Expenses; Indemnification.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates (including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and, subject to Section 7.18, administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of one firm of counsel for the Administrative Agent (in addition to local counsel), the Lenders and the Issuing Bank and after a Default, other advisors and professionals retained by the Administrative Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Arranger and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, Release or threatened Release of Regulated Substances on or from any Property currently for formerly owned or operated by the Borrower or any of its Subsidiaries, or any other Environmental Liability related in any way to any property or the operations of the Borrower or any of its Subsidiaries, or (iv)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Total Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 10.5.

(d) To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable not later than 10 days after demand therefor.

(f) Each party’s obligations under this Section 10.6 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall (if the Administrative Agent so requests) be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

10.8. [Reserved].

10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.10. Nonliability of Lenders.

(a) The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party. Neither the Administrative Agent, any Arranger nor any Lender undertakes any responsibility to the Borrower or any other Loan Party to review or inform the Borrower or any other Loan Party of any matter in connection with any phase of the Borrower’s or any other Loan Party’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower or any other Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Borrower or any other Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final and non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower and each other Loan Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower or any other Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

(b) Construction and/or Development. None of Lenders, Administrative Agent, or Issuing Banks shall be liable to any party for (i) the development of or construction upon any of the Inventory, (ii) the failure to develop or construct or protect improvements on the Inventory, (iii) the payment of any expense incurred in connection with the development of or construction upon the Inventory, (iv) the performance or nonperformance of any other obligation of any Loan Party, or (v) Lenders’ or Administrative Agent’s exercise of any remedy available to them. In addition, Lenders shall not be liable to Borrower or any third party for the failure of Lenders or their authorized agents to discover or to reject materials or workmanship during the course of Lenders’ inspections of the Inventory.

(c) Dwelling Lots. None of Lenders, Administrative Agent, or Issuing Banks shall be liable to any party for (i) the construction or completion of the Dwelling Units, (ii) the failure to construct, complete, or protect the Dwelling Units, (iii) the payment of any expense incurred in connection with the construction of the Dwelling Units, (iv) the performance or nonperformance of any other obligation of any Loan Party, or (v) Lenders’ or Administrative Agent’s exercise of any remedy available to them. In addition, Lenders shall not be liable to Borrower or any third party for the failure of Lenders or their authorized agents to discover or to reject materials or workmanship during the course of Lenders’ inspections of the Dwelling Lots.

(d) Other Lenders. The obligations of each Lender under this Agreement are separate and independent such that no action, inaction, or responsibility of one Lender shall be imputed to the remaining Lenders. Borrower hereby waives any claim or demand against each Lender as to the action, inaction, or responsibility of another.

10.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, consultants, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (in which case such Person shall promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (c) to the extent required by Applicable Law or by any subpoena or similar legal process (in which case such Person shall promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.11 (or as may otherwise be reasonably acceptable to the Borrower), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee or pledgee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.11; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (i) to any rating agency or the CUSIP Bureau when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Advances. For the purposes of this Section 10.11, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or its or their business, other than any such information that is publicly available to any Administrative Agent or any Lender prior to disclosure by the Borrower or any of its Subsidiaries other than as a result of a breach of this Section 10.11, unless, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as not confidential.

10.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

10.13. USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

10.14. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.15. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

i. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI

THE ADMINISTRATIVE AGENT

11.1. Appointment and Authority.

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints Mizuho to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XI with respect to any acts taken or omissions suffered by each Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article XI and in the definition of “Related Parties” included each Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.

11.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

11.3. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

11.6. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed) (provided no consent of the Borrower shall be required if a Default or Unmatured Default under Section 8.2, 8.5 or 8.6 exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor (provided no consent of the Borrower shall be required if a Default or Unmatured Default under Section 8.2, 8.5 or 8.6 exists). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

11.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

11.9. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.4, 4.7 and 10.6) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 10.6.

11.10. Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.7, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amount paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.10. The agreements in this Section 11.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 11.10, include any Issuing Bank.

11.11. Notice of Default. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a Default under Section 8.2) unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default” or that such notice is delivered pursuant to Section 7.3 hereof. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

11.12. Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to the Fee Letter or as otherwise agreed by them from time to time.

11.13. Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles X and XI.

11.14. Arranger’s Responsibilities and Duties. The Arranger shall not have any responsibilities hereunder in any capacity or be deemed to have any agency or fiduciary relationship with the Borrower or any Lender.

ARTICLE XII

SETOFF; RATABLE PAYMENTS

12.1. Setoff. If a Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a Lending Installation or Affiliate of such Lender or such Issuing Bank different from the Lending Installation or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.2. Ratable Payments. If any Lender under a Credit Facility shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans under a Credit Facility resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans under any of the Credit Facilities and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in such Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in outstanding Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1. Participations.

13.1.1. Permitted Participants; Effect. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.6(b) with respect to any payments made by such Lender to its Participant(s).

13.1.2. Voting Rights; Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.2 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.6 and 3.7 (subject to the requirements and limitations therein, including the requirements under Section 3.7(g) (it being understood that the documentation required under Section 3.7(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.2(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under Section 13.2(b); and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent the participation was sold with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Lender; provided that (A) such participation was sold with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) and (B) such Participant agrees to be subject to Section 12.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.2. Assignments.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of Section 13.1, or (iii) by way of pledge or assignment of a security interest, including any pledge or assignment to secure obligations to a Federal Reserve Bank or its foreign equivalent; provided that no such pledge or assignment under this clause (iii) shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this

Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.1 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations with respect to any Series under this Agreement (including all or a portion of any Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment as to such Series and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the assigning Lender’s Incremental Term Loans or Revolving Credit Commitment as to such Series (which for this purpose includes, without duplication, the Revolving Credit Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Unmatured Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, the Borrower consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under any Series with respect to the Loan or the Revolving Credit Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed, it being understood that withholding consent for an assignment to any Person that is not an Approved Bank shall not be deemed unreasonable) shall be required unless (x) a Default under Section 8.2 or a Default or Unmatured Default under Section 8.5 or 8.6 has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Person that is a Lender under such Credit Facility, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender;

(C) the consent of each Issuing Bank shall be required for any assignment in respect of any Series of Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Total Revolving Credit Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Section 10.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.1.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (solely to the extent of the provisions related to such Lender), as to its commitment only, at any reasonable time and from time to time upon reasonable prior notice.

(d) [Reserved].

(e) Resignation as Issuing Bank after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Mizuho or any other Issuing Bank assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 13.2, such Person may upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Mizuho or such other Issuing Bank as Issuing Bank. If Mizuho or another Issuing Bank resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund participations in unreimbursed amounts pursuant to Section 4.6(b)). Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to or such other resigning Issuing Bank to effectively assume the obligations of Mizuho or such Person with respect to such Letters of Credit.

13.3. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower, the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.11 of this Agreement.

ARTICLE XIV

NOTICES

14.1. Notices.

(a) Except as otherwise permitted by Section 2.12, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) (i) in the case of the Borrower, at the address(es) or facsimile number(s) set forth on its signature page hereof and (ii) in the case of the Administrative Agent, at Mizuho Bank, Ltd., 1800 Plaza Ten, Harborside Financial Center, Jersey City, New

Jersey 07311-4098, Attention: Maria Sherry, Facsimile: (201) 626-9935, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section during the applicable recipient’s normal business hours and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if sent to an email address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), (iv) if posted to an Internet or intranet website, upon the deemed receipt by the intended recipient during the recipient’s normal business hours, at its e-mail address as described in the foregoing clause (iii), of notification that such notice or communication is available and identifying the website address therefor or (v) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or an Issuing Bank or the Administrative Agent under Article IV shall not be effective until received during its normal business hours.

(b) So long as Mizuho or any of its Affiliates is the Administrative Agent, such materials as the Borrower and the Administrative Agent may agree in their sole discretion shall be delivered to the Administrative Agent in an electronic/soft medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at LAU_Agent@mizuhocbus.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (other than any Borrowing Notice, Competitive Bid Quote Request, Letter of Credit Notice, Rate Option Notice, request for conversion or continuation of any Advances or notices constituting service of process or relating to legal process) (collectively, the “Communications”) available to the Lenders by posting such notices on Debtdomain, IntraLinks, SyndTrak or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) no Agent Party (as defined below) warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, indirect or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final and non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

(c) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or facsimile. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address(es) as such Lender shall instruct. The Administrative Agent agrees that it will, upon any Lender’s reasonable request, furnish materials posted on the Platform to such Lender in hard copy to such Lender’s address set forth on the signature pages hereof.

(d) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

14.2. Change of Address. The Borrower, the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV

COUNTERPARTS

15.1. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

15.2. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE XVI

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.2. CONSENT TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLE AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTRY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLE AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

16.3. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16.4. WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 16.2. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

16.5. SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN SECTION 14.1 NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

16.6. ERISA.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Credit Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any other Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any other Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement.

(c) The Administrative Agent and each other Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Credit Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Credit Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Signature Pages Intentionally Omitted]